Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

dated as of February __, 2019

between

ACY SN 19002 LIMITED,

ACY SN 19003 LIMITED,

ACY E-175 LLC,

ACY SN 15129 LLC

and

THE LESSORS FROM TIME TO TIME PARTY HERETO,

as Mortgagors

and

WILMINGTON TRUST COMPANY

as Security Trustee and as Mortgagee

Aircraft Credit Facility

Up to $47,000,000

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TABLE OF CONTENTS

(continued)

Exhibit A	–	Form of Security Agreement Supplement
Exhibit B	–	Form of Loan Certificate

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SECURITY AGREEMENT , dated as of February __, 2019, among ACY SN 19002 LIMITED, a limited liability company incorporated under the laws of England (the “19002 Borrower”), ACY SN 19003 LIMITED, a limited liability company incorporated under the laws of England (the “19003 Borrower”), ACY E-175 LLC, a limited liability company organized under the laws of the State of Delaware (the “Republic Borrower”), ACY SN 15129 LLC, a limited liability company organized under the laws of the State of Delaware (the “Adria Borrower” and, together with the 19002 Borrower, the 19003 Borrower and the Republic Borrower, each individually a “Borrower” and, collectively, the “Borrowers”), the Lessors from time to time party hereto and identified as a “Mortgagor” in a Security Agreement Supplement executed in connection herewith (together with the Borrowers, each a “Mortgagor” and, collectively, the “Mortgagors”) and WILMINGTON TRUST COMPANY, as security trustee under the Credit Agreement referred to below (in such capacity, the “Security Trustee”) and as the mortgagee hereunder (in such capacity, the “Mortgagee”).

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, each Mortgagor (if applicable, by becoming a party to this Security Agreement by its execution and delivery of a Security Agreement Supplement), desires by this Security Agreement, among other things, (i) to provide for the issuance by the Borrowers to the Participants of Loan Certificates evidencing the loans made by the Participants to the Borrowers as provided in the Credit Agreement and (ii) to provide for the assignment, mortgage and pledge by each Mortgagor to the Mortgagee of, among other things, all of such Mortgagor’s right, title and interest in and to the Aircraft identified in a Security Agreement Supplement executed by such Mortgagor, and, except as hereinafter expressly provided as to Excluded Payments and any maintenance reserves, security deposits and supplemental rent payable under the relevant Lease, all of such Mortgagor’s right, title and interest in, to and under the Lease with respect to any such Aircraft and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for such Mortgagor’s obligations to the Security Trustee, the Agent, the Swap Counterparty and the Participants under the Loan Operative Documents and for the benefit and security of the Security Trustee and the Participants;

WHEREAS, all things have been done to make each Loan Certificate, when executed by a Borrower hereunder, the valid, binding and enforceable obligations of such Borrower; and

WHEREAS, all things necessary to make this Security Agreement the valid, binding and legal obligation of the Mortgagors for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

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GRANTING CLAUSE

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure (i) the prompt payment of the principal, Swap Breakage Loss, LIBOR Breakage, Liquidity Breakage, interest on, and all other amounts due with respect to, all Loan Certificates from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Mortgagors and the Borrower Parent of all the agreements, covenants and provisions contained herein and in the Credit Agreement, the Loan Certificates and the other Loan Operative Documents, for the benefit of the Security Trustee, the Agent, the Swap Counterparty and the Participants and the prompt payment of all amounts from time to time owing under the Credit Agreement and the other Loan Operative Documents to the Security Trustee, the Agent, the Swap Counterparty and the Participants by the Mortgagors and the Borrower Parent, and (ii) each of the Swap Obligations (collectively, the “Secured Obligations”), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, the acceptance of the Loan Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, each Mortgagor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Trustee, its successors and assigns, for the security and benefit of the Participants and the Swap Counterparty, a security interest in and mortgage lien on all right, title and interest of such Mortgagor in, to and under the following described property, rights and privileges, whether now or hereafter acquired, other than Excluded Payments (which collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the lien of this Security Agreement by the terms hereof or any mortgage supplemental hereto, are included within the property mortgaged hereunder and are referred to as the “Mortgaged Property”), to wit:

(1)         each Aircraft more particularly described in each Security Agreement Supplement to be executed and delivered as provided in this Security Agreement, including the Airframe and Engines associated therewith, each of which Engines has at least 1750 lbs. of thrust, as the same is now and will hereafter be constituted, whether now owned by such Mortgagor or hereafter acquired, leased or intended to be leased under any Lease, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to such Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time incorporated or installed in or attached to such Airframe and Engines and which are either now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to such Airframe and Engines (other than substitutions, renewals, replacements, additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2)         each Lease more particularly described in each Security Agreement Supplement to be executed and delivered as provided in this Security Agreement, together with all rights, powers, privileges, options and other benefits of such Mortgagor as lessor under any such Lease, including, without limitation, the immediate and continuing right to receive and collect all Basic Rent, Return Compensation Payments, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security (but excluding any security deposits, supplemental rent or maintenance reserves payable to such Mortgagor under such Lease) now or hereafter payable to or receivable by such Mortgagor under such Lease pursuant thereto, and the right of such Mortgagor to execute any election or option or to give any notice, consent, waiver or approval, to receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft subject to such Lease or any part thereof, as well as all the rights, powers and remedies on the part of the Mortgagor as lessor under such Lease, to take such action upon the occurrence of a Lease Event of Default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in each case as shall be permitted by such Lease or by law, and to do any and all other things whatsoever which the Mortgagor is entitled to do under or in respect of such Lease and any right to restitution from any Lessee under such Lease or any other person in respect of any determination of invalidity of such Lease;

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(3)         each of the following documents:

(a)          any Lease Operative Document (other than any letter of credit issued pursuant to any Lease in respect of any security deposits, maintenance reserves or supplemental rent);

(b)          any IDERA (if applicable) and any Deregistration Power of Attorney;

(c)          the Adria Repossession Deed;

(d)          each Lease Management Agreement;

(e)          the Consent and Recognition of Rights Agreement; and

(f)          any and all other contracts, agreements and instruments relating to any Airframe and/or any Engines, including any bills of sale, or any rights or interests (including warranties) therein to which such Mortgagor is now or may hereafter be a party (except for each Residual Value Guarantee (other than as set forth in clause (8) below));

together with all rights, powers, privileges, licenses, easements, options and other benefits of such Mortgagor under each contract, agreement and instrument referred to in this clause (3), including, without limitation, the right to receive and collect all payments to such Mortgagor thereunder now or hereafter payable to or receivable by such Mortgagor pursuant thereto and the right of such Mortgagor to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in each case as shall be permitted thereby or by law, and to do any and all other things which such Mortgagor is entitled to do thereunder and any right to restitution from any Lessee or any other person in respect of any determination of invalidity of any thereof;

(4)         any Airframe Warranties and any Engine Warranties with respect to any Aircraft;

(5)         each Swap Agreement, including, but not limited to, (x) all amounts or payments of any kind now or hereafter payable to or receivable by such Mortgagor under such Swap Agreement, as well as all rights of such Mortgagor to enforce payment of any such amounts or payments, and (y) all rights of such Mortgagor to exercise any election or option or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such Swap Agreement, as well as the rights, powers and remedies on the part of such Mortgagor, whether acting under such Swap Agreement or by statute or at law or in equity, or otherwise, arising out of any default under such Swap Agreement;

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(6)         the Collateral Accounts, the Cash Collateral Account and all moneys and securities now or hereafter paid or deposited or required to be paid or deposited into such accounts and held or required to be held by the Security Trustee hereunder;

(7)         all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Security Agreement including all payments or proceeds payable to such Mortgagor after termination of any Lease with respect to an Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of such Mortgagor in and to the same;

(8)         all payments and proceeds required to be paid to such Mortgagor under each Residual Value Guarantee;

(9)         without limiting the generality of the foregoing, all insurance and requisition proceeds paid or payable with respect to any Aircraft or any part thereof, including but not limited to the insurance required under a Lease with respect to such Aircraft;

(10)        without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with the Mortgagee pursuant to any terms of this Security Agreement or any Lease or required hereby or by any Lease to be held by such Mortgagor under any Lease or Mortgagee hereunder as security for the obligations of any Lessee under any Lease or of such Mortgagor hereunder; and

(11)        all proceeds of the foregoing.

Excluding, however, in all events from each of foregoing clauses (1) through (11) all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in the definition of “Excluded Payments” and the rights under Section 6.01(d).

Notwithstanding the foregoing or anything herein to the contrary, the assignment of the documents and instruments subject to the Granting Clause shall be subject to the terms and conditions hereof, and the Lien of this Security Agreement is subject to each Lease and all of the relevant Lessee’s rights thereunder.

Promptly following the delivery of its respective Security Agreement Supplement, each Mortgagor shall deliver to the Mortgagee the original executed chattel paper counterpart of the Lease as defined therein to the extent available to such Mortgagor, including all amendments and letter agreements thereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and permitted assigns, for the equal and proportionate benefit and security of the Secured Parties, without any preference, distinction or priority of any one Secured Party over any other Secured Party by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (11) inclusive above, subject to the terms and provisions set forth in this Security Agreement (including, without limitation, Sections 6.01 and 9.05).

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It is expressly agreed that anything herein contained to the contrary notwithstanding, each Mortgagor shall remain liable under the Granting Clause Documents to which it is a party, to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee and the Secured Parties shall have no obligation or liability under the Granting Clause Documents, other than to abide by the terms of such Granting Clause Documents (including in respect of any Lessee’s rights of quiet enjoyment) by reason of or arising out of the assignment hereunder, nor shall the Mortgagee or the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of any Mortgagor under or pursuant to the Granting Clause Documents, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Each Mortgagor, as security for the obligations secured by the Mortgaged Property, does hereby constitute the Mortgagee, exercisable upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney of such Mortgagor, irrevocably during the continuance of an Event of Default, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of such Mortgagor or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments, any maintenance reserves or supplemental rent payable under a Lease and any security deposit payable under a Lease) due and to become due under or arising out of the Operative Documents, and all other property which now or hereafter constitutes part of the Mortgaged Property, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, but subject to the rights of the Mortgagors under Sections 4.03 and 4.04(a), during the continuance of any Event of Default under this Security Agreement, the Mortgagee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase any Airframe and any Engines and upon such purchase to execute and deliver in the name of and on behalf of the Mortgagor an appropriate bill of sale and other instruments of transfer relating to such Airframe and Engines, to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of any Mortgagor or otherwise, which the Mortgagee may deem necessary or appropriate to protect and preserve the right, title and interest of the Mortgagee in and to such Rents and other sums and the security intended to be afforded hereby; provided, that no action of the Mortgagee pursuant to this paragraph shall increase the obligations or liabilities of any Mortgagor to any person beyond those obligations and liabilities specifically set forth in this Security Agreement and in the other Operative Documents. The Mortgagee shall direct any Lessee, so long as this Security Agreement shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments), Return Compensation Payments and all other amounts which are required to be paid to or deposited with a Mortgagor pursuant to any Lease (other than Excluded Payments, any maintenance reserves or supplemental rent payable under such Lease and any security deposit payable under such Lease) directly to, or as directed by, the Mortgagee at such address or addresses as the Mortgagee shall specify, for application as provided in Article III of this Security Agreement. Notwithstanding such direction, if any of the above amounts that are required to be transferred to the Mortgagee are transferred to such Mortgagor, such Mortgagor agrees that promptly upon receipt thereof, it will transfer to the Mortgagee any and all monies from time to time received by it constituting part of the Mortgaged Property, for distribution by the Mortgagee pursuant to this Security Agreement.

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Each Mortgagor agrees that at any time and from time to time, upon the written request of the Mortgagee, such Mortgagor shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

Each Mortgagor hereby represents and warrants that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the lien hereof shall not have been released pursuant to Section 9.01 hereof, any of its right, title or interest hereby assigned to the Mortgaged Property, to anyone other than the Mortgagee, and that it will not, except as otherwise provided in this Security Agreement (including, but not limited to, Sections 4.03 and 6.01), except with the written consent of the Mortgagee (such consent not to be unreasonably withheld or delayed), and except with respect to Excluded Payments to which it is entitled:

(a)        accept any payment from any Lessee Party under any Operative Document (other than any security deposit and/or maintenance reserves and/or supplemental rent payable under the relevant Lease);

(b)        enter into any agreement amending or supplementing any Lease, any Residual Value Guarantee or any other Lease Operative Document;

(c)        except as expressly provided herein in respect of Day-to-Day Operational Matters, execute any waiver or modification of, or consent under, the terms of any Lease, any Residual Value Guarantee or any other Lease Operative Document;

(d)        settle or compromise any claim against any Lessee Party arising under any Lease Operative Document or against Bombardier Inc. arising under any Residual Value Guarantee; or

(e)        submit or consent to the submission of any dispute, difference or other matter against the Lessee or any other Lessee Party arising under or in respect of any Lease Operative Document or against Bombardier Inc. arising under or in respect of any Residual Value Guarantee to arbitration thereunder (unless submission is required thereunder, in which case such Mortgagor shall notify the Mortgagee of such submission as soon as practicable).

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Each Mortgagor hereby further agrees that it will not without the written consent of the Mortgagee:

(a)        receive or collect or agree to the receipt or collection of any payment of Rent, including, without limitation, Basic Rent, Return Compensation Payments or any other payment to be made pursuant to any Lease prior to the date for the payment thereof provided for by such Lease or assign, transfer or hypothecate (other than to the Mortgagee hereunder and under the Security Documents) any payment of Rent, including, without limitation, Basic Rent, Return Compensation Payments or any other payment to be made to such Mortgagor, pursuant to any Lease or any other Lease Operative Document, then due or to accrue in the future under such Lease in respect of the Airframe and Engines subject thereto but in all cases excluding Excluded Payments, any maintenance reserves or supplemental rent payable under a Lease or any security deposits payable under a Lease; or

(b)        sell, mortgage, transfer, assign or hypothecate (other than to the Mortgagee hereunder) its interest in any Aircraft, any Airframe, or any Engine or any part thereof or in the Aircraft Documents or in any amount to be received by it from the use or disposition of such Airframe or Engines, other than amounts distributed to it pursuant to Article III hereof.

It is hereby further agreed that any and all property otherwise meeting the definition of Mortgaged Property which is hereafter acquired by any Mortgagor shall ipso facto, and without any further conveyance, assignment or act on the part of such Mortgagor or the Mortgagee, become and be subject to the Lien and security interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of such Mortgagor contained in the foregoing paragraphs.

Each Mortgagor hereby ratifies and confirms any Lease to which it is a party and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any other Operative Document.

Notwithstanding the Granting Clause or anything to the contrary herein, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Definitions ..  For all purposes of this Security Agreement the terms used herein in capitalized form but not defined herein are used as defined in the Credit Agreement.

ARTICLE II

THE LOAN CERTIFICATES

Section 2.01   Form of Loan Certificates.  The Loan Certificates for each Loan shall be substantially in the form set forth in Exhibit B hereto.

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Section 2.02   Issuance and Terms of Loan Certificates.

(a)        Loan Certificates .  On the Drawdown Date for a Loan, there shall be issued and delivered to each Participant one or more Loan Certificates dated such Drawdown Date, captioned as having been issued in connection with the Aircraft related to such Loan, and payable to such Participant, in an aggregate Original Amount equal to the amount of such Participants’ portion of such Loan. Subject to Section 2.02(e), each Loan Certificate shall bear interest at the Debt Rate for such Loan (calculated on the basis of a year of 360 days and actual number of days elapsed) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on each Payment Date for such Loan; provided that each Loan Certificate shall instead bear interest at the Past Due Rate (calculated on the basis of a 360 day year and actual number of days elapsed) on any part of the Original Amount thereof, and any accrued interest, in each case not paid when due for any period during which the same shall be overdue. Interest payable on any Payment Date shall be in respect of the Interest Period ending on or about such date. Each Loan Certificate shall mature on the applicable Maturity Date. The Original Amounts of the Loan Certificates shall be payable on the dates and in the installments set forth in the Amortization Schedule for such Loan Certificates. Notwithstanding the foregoing, the final payment made under each Loan Certificate shall be in an amount sufficient to discharge in full the unpaid Original Amount, and all accrued and unpaid interest on, and any other amounts due under, such Loan Certificate.

(b)        Notwithstanding anything to the contrary herein, if any date on which a payment under any Loan Certificate becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the immediately succeeding Business Day; provided that, if such succeeding Business Day would fall in the next calendar month, then such payment shall be made on the immediately preceding Business Day.

(c)        Each Loan Certificate shall be executed by the Borrower who borrowed the related Loan by an authorized signatory of such Borrower. Each Loan Certificate bearing the signatures of individuals who were at any time the authorized signatories of any Borrower shall bind such Borrower, notwithstanding that such individuals or any of them have ceased to be authorized signatories prior to the execution and delivery of such Loan Certificates or at the respective dates of such Loan Certificates. Each Loan Certificate shall be dated the Drawdown Date for the Loan to which such Loan Certificate relates, whether issued on such date or a later date.

(d)        The aggregate principal amount of all Loan Certificates to be issued and outstanding hereunder shall not at any time exceed the Total Commitment.

(e)        If a Market Disruption Event occurs, each affected Participant will be entitled, so long as the Market Disruption Event shall continue, to charge interest on the principal amount of the Loans held by such Participant for each Interest Period during which such Market Disruption Event is continuing, at a per annum rate equal to for each affected Interest Period, the sum of the cost of funds to such affected Participant for such Interest Period and the relevant Applicable Margin. The report by any Participant to the Agent of its cost of funds for any Interest Period shall be promptly provided to the Borrowers and, absent manifest error, shall be conclusive and shall constitute a certification by such Participant that the interest rate so provided is an accurate and fair calculation of its Treasury-assessed funding costs for such Interest Period, which assessment has been made on a fair and non-discriminatory basis. As of the date hereof, no Market Disruption Event exists.

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 Section 2.03   Certain Accounts.

(a)        Collateral Accounts.  Each Borrower or Lessor, as the context may require, shall establish prior to the relevant Drawdown Date at the Security Trustee an account (each a “Collateral Account” and together the “Collateral Accounts”) in the name of and under the control of the Security Trustee, into which all Basic Rent, Return Compensation Payments and any Event of Loss proceeds, and any other amounts payable by the relevant Lessee to such Mortgagor under the relevant Lease (including proceeds of insurance but excluding any Excluded Payment, any maintenance reserves or supplemental rent payable under such Lease and any security deposit payable under such Lease), and all amounts payable in connection with the Loan related to the related Aircraft under the Loan Operative Documents, including without limitation any amounts payable to the relevant Borrower under a Swap Agreement with respect thereto, shall be deposited into the relevant Collateral Account. The balance from time to time in the Collateral Accounts shall be under the control of the Security Trustee and shall constitute part of the Mortgaged Property hereunder and shall not constitute payment of the Secured Obligations until applied as herein provided and shall be subject to withdrawal only as provided herein. All amounts deposited into the Collateral Accounts shall be applied in the manner set forth in Section 3.01 (subject to Section 3.02 or 3.03, as the case may be). Subject to the foregoing, the relevant Mortgagor and the Security Trustee hereby irrevocably instruct Wilmington Trust Company to apply amounts on deposit in the Collateral Accounts in the manner set forth in Section 3.01, 3.02 or 3.03, as the case may be. Such Mortgagor and the Security Trustee agree that any amounts received into the relevant Collateral Account and not immediately applied pursuant to Section 3.01 or 3.02 may be invested from time to time in Agreed Investments unless otherwise instructed by the relevant Mortgagor, or, following the occurrence of a Default or an Event of Default which is continuing, the Required Participants, and that any income earned or losses incurred on such investments will be for the account of the relevant Mortgagor (where funds credited to such Collateral Account are invested). For the avoidance of doubt, the Mortgagee and each Mortgagor agrees that any maintenance reserves or supplemental rent payable under a Lease and any security deposit payable under a Lease that is deposited in a Collateral Account may be paid to the relevant Mortgagor or the Borrower Parent.

(b)        Cash Collateral Account.  The relevant Mortgagor shall establish at the Security Trustee prior to the Drawdown Date for the Adria Aircraft an account (the “Cash Collateral Account”) in the name of and under the control of the Security Trustee into which there shall be deposited from time to time the Adria Cash Collateral Amount, the Air Nostrum Excess Amounts and any Excess Sale Proceeds in accordance with Section 2.10(b)(ii). The balance from time to time in the Cash Collateral Account shall constitute part of the Mortgaged Property hereunder and shall not constitute payment of the Secured Obligations until applied as herein provided and shall be subject to withdrawal only as provided herein and in the Credit Agreement. The Security Trustee shall (i) automatically apply the relevant portion of the Adria Cash Collateral Amount to the relevant Collateral Account for application in accordance with Section 4.03(a) hereof and/or in accordance with Section 5.1(s) of the Credit Agreement, (ii) in accordance with Section 3.03 hereof, apply the amounts held in the Cash Collateral Account, if applicable, (iii) in accordance with Section 2.10(a)(iii) hereof, apply the amounts held in the Cash Collateral Account to prepay in full the Adria Prepayment Amount and (iv) in accordance with Section 9.01 hereof, return the Adria Cash Collateral Amount to the relevant Mortgagor at such time as the Lien hereof is terminated.

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(c)        Agreed Investments.  Each Mortgagor acknowledges that shares or investments in any Agreed Investments shall not be obligations of the Security Trustee, nor its Affiliates, except that any Agreed Investments that rely on the credit and backing of the Security Trustee and/or its Affiliates, as set forth in subsection (c) of the definition of Agreed Investments in the Credit Agreement, or other investment obligations of any kind of the Security Trustee and/or its Affiliates, regardless of whether such obligations are insured, shall be considered to be obligations of the Security Trustee or its Affiliates repayable according to the terms of such obligations. For avoidance of doubt any obligations that are obligations of the Security Trustee and/or its Affiliates shall be obligations of the Security Trustee and/or its Affiliates in their capacity as bank or trust companies that are members of the Federal Reserve System, and not obligations of the Security Trustee in its capacity as security trustee under the Operative Documents.

(d)        Control.  This Security Agreement is intended to be an authenticated record to establish control of each of the Collateral Accounts and the Cash Collateral Account within the meaning of Section 9-104(a)(2) of the UCC and is entered into to perfect the Security Trustee’s security interest in the Mortgaged Property in accordance with Section 9-314(a) of the UCC. Prior to or concurrently with the execution and delivery of this Security Agreement, the relevant Mortgagor shall file such financing statements and other documents in such offices as the Security Trustee may reasonably request to perfect the security interests granted hereby. For purposes of Article 9 of the UCC and with respect to the Collateral Accounts and the Cash Collateral Account, the Security Trustee and the Mortgagor agree that the State of New York is the Security Trustee’s jurisdiction.

Section 2.04   Method of Payment.  The Original Amount of, interest and other amounts due under each Loan Certificate or hereunder will be payable in Dollars by wire transfer in federal or other immediately available funds, on the due date of payment to the Collateral Account with respect to the Loan related to such Loan Certificate for the Security Trustee’s distribution among the Secured Parties in the manner provided herein. The Mortgagee will pay or cause to be paid all amounts payable by the Borrowers hereunder and under such holder’s Loan Certificate or Loan Certificates to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Security Agreement) by transferring, or causing to be transferred, by wire transfer in immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. Any payment made hereunder shall be made without any presentment or surrender of any Loan Certificate. Prior to the due presentment for registration of transfer of any Loan Certificate, the Borrower party to such Loan Certificate and the Mortgagee shall deem and treat the person in whose name any Loan Certificate is registered on the Loan Certificate Register as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes, and none of the Borrowers or the Mortgagee shall be affected by any notice to the contrary.

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Section 2.05   Application of Payments.  In the case of each Loan Certificate, each payment of Original Amount and interest or other amounts due thereon shall be applied:

first, to the payment of Swap Breakage Loss, if any, LIBOR Breakage, if any, Liquidity Breakage, if any, and any other amount due under such Loan Certificate (other than amounts referred to below);

second, to the payment of accrued interest on the unpaid portion of the Original Amount of such Loan Certificate then due and owing (including any interest on any overdue portion of the Original Amount, and to the extent permitted by law, interest thereon at the Past Due Rate);

third, to the payment of the portion of the Original Amount of such Loan Certificate then due thereunder; and

fourth, if applicable pursuant to Section 2.10 or 2.11, the balance, if any, remaining thereafter, to the payment of the Original Amount of such Loan Certificate remaining unpaid (provided that such Loan Certificate shall not be subject to prepayment except as provided in Section 2.10 and 2.11).

The amounts paid pursuant to clause “fourth” above shall be applied to the installments of Original Amount of such Loan Certificate in the inverse order of their maturity.

Section 2.06   Termination of Interest in Mortgaged Property.  Subject to Section 9.01, the Security Trustee shall not have any further interest in, or other right with respect to, the Mortgaged Property when and if the Original Amount of and accrued interest on and other amounts then due under all Loan Certificates and all other sums then payable to the Security Trustee and each Participant and the Swap Counterparty hereunder and under the other Loan Operative Documents by the Borrower Parties, including without limitation, Swap Breakage Loss, LIBOR Breakage, Liquidity Breakage and amounts necessary to reimburse the Security Trustee and each Participant for payments made pursuant to Section 6.4 of the Credit Agreement (to the extent not previously reimbursed) shall have been indefeasibly paid in full (except for any obligations explicitly stated to survive such repayment and the termination of the Loan Operative Documents).

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Section 2.07   Registration, Transfer and Exchange of Loan Certificates.

(a)        The Mortgagee shall keep, as agent for the Borrowers, a register (the “Loan Certificate Register”) in which the Mortgagee shall provide for the registration of Loan Certificates and the registration of transfers and exchanges of Loan Certificates. The Loan Certificate Register shall be kept at the Mortgagee’s Office, and the Mortgagee is hereby appointed “Loan Certificate Registrar” for the purpose of registering Loan Certificates and transfers and exchanges of Loan Certificates as herein provided. A holder of any Loan Certificate intending to transfer such Loan Certificate, shall surrender such Loan Certificate to the Mortgagee at the Mortgagee’s Office, together with a written request from the registered holder thereof (a copy of which shall be delivered concurrently to the Borrower party to such Loan Certificate) for the issuance of a new Loan Certificate, specifying the name and address of the new holder or holders. Upon surrender for registration of transfer of any Loan Certificate, the Borrower party to such Loan Certificate shall execute and deliver, in the name of the designated transferee or transferees, one or more new Loan Certificates on the same terms as the replaced Loan Certificate and in the then outstanding portion of the Original Amount of the Loan Certificate being transferred. At the option of any holder, Loan Certificates may be exchanged for other Loan Certificates of any authorized denominations of the same aggregate outstanding Original Amount as the Loan Certificates to be exchanged, and on the same terms as the Loan Certificate(s) to be exchanged, upon surrender of the Loan Certificates to be exchanged to the Mortgagee at the Mortgagee’s Office. Each new Loan Certificate issued upon transfer or exchange shall be in an Original Amount of not less than $1,000,000 (or, in either case, such lesser amount as shall constitute 100% of the outstanding principal amount of such transferred or exchanged Loan Certificate). Whenever any Loan Certificates are so surrendered for exchange, the Borrower party thereto shall execute and deliver the Loan Certificates which the holder making the exchange is entitled to receive pursuant to the terms hereof. All Loan Certificates issued upon any registration of transfer or exchange of Loan Certificates meeting the requirements of this Security Agreement shall be the valid obligations of the Borrower party thereto evidencing the same respective obligations, and entitled to the same security and benefits under this Security Agreement, as the Loan Certificates surrendered upon such registration of transfer or exchange. Every Loan Certificate presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the holder or such holder’s attorney duly authorized in writing. The Mortgagee shall make a notation on each new Loan Certificate of the amount of all payments of Original Amount previously made on the old Loan Certificate or Loan Certificates with respect to which such new Loan Certificate is issued and the date to which interest on such old Loan Certificate or Loan Certificates has been paid. Interest shall be deemed to have been paid on such new Loan Certificate to the date on which interest shall have been paid on such old Loan Certificate, and all payments and prepayments of the Original Amount of such old Loan Certificate shall be deemed to have been made thereon. The Mortgagee will promptly notify the Borrower party thereto of each registration of a transfer of a Loan Certificate. Notwithstanding the foregoing, no transfer of a Loan Certificate shall be made hereunder unless (i) the transfer meets the requirements of Section 7.4 of the Credit Agreement and (ii) the transferring holder shall give prior or contemporaneous notice to the Borrower party to such Loan Certificate of such transfer, which notice shall identify the proposed new holder and provide contact information for such holder, and the proposed new holder shall accept all the terms and conditions applicable to a Participant and holder of a Loan Certificate under the terms of the Credit Agreement, this Security Agreement, the Loan Certificates and the other Loan Operative Documents to and for the benefit of such Borrower.

Section 2.08   Mutilated, Destroyed, Lost or Stolen Loan Certificates.  If any Loan Certificate shall become mutilated, destroyed, lost or stolen, the Borrower party thereto shall, upon the written request of the holder of such Loan Certificate, execute and deliver in replacement thereof a new Loan Certificate, payable in the same outstanding Original Amount, dated the same date and captioned as issued in connection with the Aircraft related thereto. If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Borrower party thereto. If the Loan Certificate being replaced has been destroyed, lost or stolen, the holder of such Loan Certificate shall furnish to the Borrower party thereto and the Mortgagee such security or indemnity as may be required by them to hold such Borrower and the Mortgagee harmless in respect thereof and evidence satisfactory to such Borrower and the Mortgagee of the destruction, loss or theft of such Loan Certificate and of the ownership thereof.

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Section 2.09   Payment of Expenses on Transfer.  Upon the issuance of a new Loan Certificate or Loan Certificates pursuant to Section 2.07 or 2.08 hereof, the Borrower party to such Loan Certificate or such Loan Certificates and/or the Mortgagee may require from the party requesting such new Loan Certificate or Loan Certificates payment of a sum to reimburse such Borrower and the Mortgagee for, or to provide funds for, the payment of any Tax or other governmental charge in connection therewith or any other charges and expenses paid or payable by such Borrower or the Mortgagee.

Section 2.10   Prepayment of Loan Certificates.

(a)

(i)           On at least 15 Business Days’, or such shorter period as may be agreed by the Agent, prior irrevocable written notice to the Agent, a Borrower may voluntarily prepay on any Payment Date in respect of a Loan specified in its notice of prepayment all Loan Certificates with respect to such Loan in full, together with accrued interest thereon to the date of prepayment plus all Swap Breakage Loss, if any, LIBOR Breakage, if any, any Prepayment Fee (if applicable) and all other amounts then due and payable hereunder, under the Loan Certificates and under the other Loan Operative Documents; provided that any partial prepayments shall be in an amount not less than $5,000,000 and in multiples of $1,000,000 thereafter.

(ii)        In addition, if any Participant shall bring a claim in respect of (x) Additional Costs under Section 2.14 of this Security Agreement, (y) Taxes under Section 2.13 of this Security Agreement or (z) a Market Disruption Event under Section 2.02(e) of this Security Agreement, the relevant Borrower may effect a prepayment of all of the Loan Certificates of such Participant as provided in this Section 2.10(a) on ten Business Days’ notice.

(iii)        If all of the Loan Certificates in respect of the Air Nostrum Aircraft have been repaid in full and the amounts held in the Cash Collateral Account are sufficient to repay the Loan Certificates in respect of the Adria Aircraft in full, together with accrued interest thereon to the date of prepayment, all Swap Breakage Loss, if any, LIBOR Breakage, if any, any Prepayment Fee and all other amounts then due and payable hereunder, under the relevant Loan Certificates and under the Loan Operative Documents in respect of the Adria Aircraft (collectively, the “Adria Prepayment Amount”), the Adria Borrower may use such amounts held in the Cash Collateral Account to voluntarily prepay on any Payment Date in respect of the Loan related to the Adria Aircraft the Adria Prepayment Amount.

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(b)          Mandatory Prepayment Events.

(i)        If there shall have occurred an Event of Loss with respect to any Aircraft, the Borrower of the Loan related to such Aircraft shall prepay all of the Loan Certificates relating to such Aircraft on the earlier of (x) the date of receipt of insurance proceeds in respect of such Event of Loss and (y) (i) for all Aircraft other than the Republic Aircraft, the 120th day following such Event of Loss Date and (ii) for the Republic Aircraft, subject to Section 5.1(t) of the Credit Agreement, the 150th day following such Event of Loss Date, in each case at 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable hereunder or under the Loan Certificates or under any other Loan Operative Document together with Swap Breakage Loss, if any, and LIBOR Breakage, if any (collectively and in respect of such Loan, the “Event of Loss Prepayment Amount”). To the extent any insurance proceeds received by the relevant Borrower in respect of an Event of Loss of an Aircraft are in excess of the Prepayment Amount in respect of the Loan related to such Aircraft (such excess amount, the “Event of Loss Excess Proceeds ”), such Event of Loss Excess Proceeds may be retained by such Borrower and distributed to the Borrower Parent.

(ii)        If there shall have occurred any sale or other disposition of any Aircraft (other than as set forth in Section 5.1(t) of the Credit Agreement), the Borrower of the Loan related to such Aircraft shall immediately prepay all of the Loan Certificates relating to such Loan at 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable under the Loan Certificates related to such Loan or under any other Loan Operative Document with respect to such Loan together with Swap Breakage Loss, LIBOR Breakage and any Prepayment Fee. To the extent that the sale proceeds in respect of such Aircraft are in excess of the amount required to repay 100% of the unpaid Original Amount of the Loan related thereto, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable under the Loan Certificates related to such Loan or under any other Loan Operative Document with respect to such Loan together with Swap Breakage Loss, LIBOR Breakage and any Prepayment Fee (such excess amount, the "Excess Sales Proceeds"), the Excess Sale Proceeds may, at the election of the relevant Borrower, either be (A) applied to prepay in part or in full the Loan Certificates in respect of all remaining Loans of the Borrowers outstanding at 100% of the unpaid Original Amount of such Loans, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable under the Loan Certificates, including Swap Breakage Loss, LIBOR Breakage and any Prepayment Fee or (B) deposited as cash collateral in the Cash Collateral Account; provided that if the Loans in respect of the Air Nostrum Aircraft and the Adria Aircraft have been repaid in full prior to the sale of such Aircraft, no prepayment as set forth in clause (A) above or cash collateralization as set forth in clause (B) above shall be required and the relevant Borrower may retain the Excess Sales Proceeds in respect of such Aircraft. To the extent there are Excess Sales Proceeds in respect of the sale or other disposition of the Air Nostrum Aircraft, the Adria Borrower shall use such Excess Sales Proceeds and any RVG Payment Amount (together, the sum of such Excess Sales Proceeds and such RVG Payment Amount shall be the Air Nostrum Excess Amount as set forth in Section 2.8 of the Credit Agreement) to prepay on the Payment Date in respect of the Loan related to the Adria Aircraft immediately following November 7, 2020 all of the Loan Certificates relating to the Loan related to the Adria Aircraft at 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable under the Loan Certificates related to such Loan or under any other Loan Operative Document with respect to such Loan together with Swap Breakage Loss and LIBOR Breakage; provided that if such sale or disposition of the Air Nostrum Aircraft occurs prior to the Payment Date in respect of the Loan related to the Adria Aircraft immediately following November 7, 2020, such Air Nostrum Excess Amount shall be deposited in the Cash Collateral Account until such Payment Date when they shall be applied in accordance with this clause (ii).

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(iii)        If there shall have occurred an Illegality Event, the Security Trustee shall notify the relevant Mortgagor thereof immediately; and the Security Trustee and the Participants shall take commercially reasonable steps to minimize the effect of any such Illegality Event. In any case, the parties hereto shall consult together in an attempt to restructure this transaction in a manner that eliminates or reduces such effect prior to the effectiveness of such illegality. In the event the parties are unable to agree on an acceptable restructure, the Borrowers shall within 30 days after receipt of such notice or any later date permitted by applicable law, prepay all of the Loan Certificates at 100% of the unpaid original thereof, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable hereunder or under the Loan Certificates or under any other Loan Operative Document together with all Swap Breakage Loss and LIBOR Breakage.

(iv)        Upon the termination or expiration of any Remarketing Period (other than as a result of a sale or re-lease of the Aircraft subject to such Remarketing Period), all Loan Certificates in respect of the Loan related to such Aircraft then outstanding shall become due and payable at 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of prepayment, any Swap Breakage Loss, any LIBOR Breakage, any Prepayment Fee and all other amounts then payable under such Loan Certificates.

(v)        To the extent that the initial Drawdown Date under the Credit Agreement is not in respect of the Loans related to the Republic Aircraft and the Drawdown Date in respect of the Loans related to the Republic Aircraft does not occur within ten Business Days after such initial Drawdown Date, the relevant Borrower shall immediately prepay all of the Loan Certificates outstanding at 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of the prepayment and all other amounts then payable under all of the Loan Certificates outstanding or under any other Loan Operative Document, together with Swap Breakage Loss and any LIBOR Breakage.

Section 2.11   Provisions Relating to Prepayment.

(a)        Notice of prepayment having been given as aforesaid, the principal amount of the Loan Certificates so to be prepaid, plus accrued interest thereon to the date of prepayment, together with all Swap Breakage Loss, if any, LIBOR Breakage, if any, any Prepayment Fee (if applicable), shall become due and payable on the relevant prepayment date.

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(b)        On the date prepayment is required with respect to any Loan under Section 2.10, immediately available funds in Dollars shall be deposited by the Borrower making such prepayment in the relevant Collateral Account at the place and by the time and otherwise in the manner provided in Section 2.04, in the amount required by Section 2.10, including all Swap Breakage Loss, if any, LIBOR Breakage, if any, any Prepayment Fee (if applicable) and all other amounts then due with respect to such Loan to the holders of the Loan Certificates related to such Loan hereunder, thereunder and under the other Loan Operative Documents.

(c)        Any partial prepayment of Loan Certificates relating to any Aircraft as provided in Section 2.10(a)(i) shall be applied in inverse order of maturity to the remaining installments.

(d)        In respect of any partial prepayment of a Loan under Section 2.10, any related Swap Agreement shall be terminated on a pro rata basis to the amount of such Loan being prepaid.

(e)        If the Excess Sales Proceeds in respect of the Air Nostrum Aircraft are not sufficient to prepay the Loan Certificates in respect of the Loan related to the Adria Aircraft in full under clause (ii) of Section 2.10, (i) the Adria Borrower and the Agent shall adjust the relevant Amortization Schedule for such Loan to reflect the partial prepayment and (ii) the Adria Borrower and the Swap Counterparty shall partially terminate the Swap Transaction for such Loan to reflect the partial prepayment.

(f)        If any Excess Sales Proceeds in respect of an Aircraft are used to prepay in part the Loan Certificates in respect of all remaining Loans of the Borrowers outstanding in accordance with Section 2.10(b)(ii), such partial prepayment shall be applied pro rata amongst such remaining Loans or as otherwise allocated by the Borrowers and the Administrative Agent, in each case acting reasonably.

(g)        Any amounts prepaid may not be reborrowed. All amounts prepaid shall be applied as provided in Article III and in Section 2.05.

Section 2.12   [Intentionally Omitted.]

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Section 2.13   Withholding Taxes; General Tax Indemnity.

(a)        Notwithstanding anything to the contrary contained herein or in any other Operative Document, each Mortgagor agrees that any payment made to or for the benefit of the Security Trustee, the Agent, any Participant or any other recipient hereunder (a “Recipient”) with respect to interest, principal, Swap Breakage Loss, LIBOR Breakage, Liquidity Breakage or other amounts payable on or with respect to the Credit Agreement, any Loan Certificate or this Security Agreement (it being understood, including amounts payable pursuant to Section 2.14 hereof) shall be free of all withholdings or deductions (“Withholding Taxes”) except to the extent required by applicable law, and in the event that such Mortgagor or the Security Trustee shall be required by applicable law to make any such withholding or deduction for any such Withholding Taxes (i) such Mortgagor shall pay an additional amount so that after such Mortgagor having made all required withholdings or deductions for Withholding Taxes from such payment the Security Trustee, the Agent and such Participant each receives the same amount it would have received had no such withholdings or deductions been made (and if such Mortgagor is unable to pay such additional amount, such Mortgagor shall indemnify the Security Trustee, the Agent and such Participant on an after-Tax basis with respect to the same and upon written demand of the Security Trustee, the Agent or such Participant shall promptly pay such indemnity to the Security Trustee, the Agent or such Participant, as the case may be), (ii) such Mortgagor shall make all such withholdings or deductions, and (iii) such Mortgagor shall pay such amount withheld or deducted to the relevant taxing authority in accordance with applicable law; provided, however, that such Mortgagor shall only have an obligation to pay an additional amount under this Section 2.13 for Withholding Taxes which are not Excluded Taxes.

(b)        Prior to making any claim for payment on any Mortgagor of any indemnity under this Section 2.13, the relevant Indemnitee shall notify such Mortgagor and request that such Mortgagor arrange to make a claim for payment of such amount upon any Lessee pursuant to any applicable Lease and shall promptly furnish a copy of any such claim to such Mortgagor. If following the making of such claim upon any Lessee, such Lessee either shall deny liability for such claim or shall not pay such claim for a period of ten Business Days following the date such claim for payment was made upon such Lessee, then the relevant Indemnitee shall be entitled to make a claim for payment on such Mortgagor hereunder and such Mortgagor shall be obligated to pay such claim within ten Business Days following the date such claim for payment was made upon such Mortgagor, provided that to the extent such Mortgagor has made such a payment to the Indemnitee and the Indemnitee subsequently receives a payment from such Lessee with respect to such Indemnitee’s claim, such Indemnitee will promptly pay the amount received from such Lessee to such Mortgagor. To the extent that a claim indemnified by any Mortgagor under this Section 2.13 is in fact paid in full by such Mortgagor, such Mortgagor shall, to the extent permitted by applicable law, be subrogated to the rights and remedies of the relevant Indemnitee against any Lessee, provided, however, no such subrogation shall be permitted if it interferes with such Indemnitee’s ability to recover any amounts hereunder or under the other Operative Documents. Such Indemnitee agrees to take such reasonable actions as any Mortgagor may reasonably request to effect such subrogation (at the cost and expense of such Mortgagor).

(c)        Each Participant agrees to investigate alternatives for reducing or avoiding any Taxes indemnifiable pursuant to this Section 2.13 and to use commercially reasonable efforts to avoid or minimize, to the greatest extent possible, any liability with respect to such Taxes, including by designating a different existing lending office, if (in such Participant’s sole opinion) such efforts or designation would avoid the need for, or reduce the amount of, any such Taxes and would not, in the sole opinion of such Participant, result in any operational, economic, legal, or regulatory disadvantage to such Participant; provided, however, that this sentence shall not obligate any Participant to take any action that would, in its sole judgment, cause such Participant to incur any loss or cost or expense, unless, in the case of an economic disadvantage, any Mortgagor agrees to promptly reimburse such Participant therefor in manner satisfactory to the Participant (in such Participant’s sole opinion).

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(d)        Each Mortgagor agrees to pay any present or future stamp, registration, recording or documentary Taxes or any other license, excise or property Taxes (i) imposed by any taxing authority which arise from the registration, filing, recording, or perfection of any security interest of or in connection with this Security Agreement or the Credit Agreement (other than any such Taxes attributed to a voluntary transfer of a Loan Certificate by a Participant, which Taxes would not have arisen had the transfer not occurred and the exclusion shall only apply in an amount equal to the increase (if any) by which the Taxes resulting from any such transfer exceed the amount to be compensated for had the transfer not occurred or (ii) imposed by any taxing authority in connection with an Event of Default that has occurred and is continuing.

(e)        Each Mortgagor will pay to each Indemnitee interest at the Past Due Rate, to the extent permitted by applicable law, on any amount not paid when due under this Section 2.13 until the same shall be paid.

(f)           (i)        Each of the Security Trustee and each Participant shall deliver to each Borrower (and, in the case of each Participant, to the Security Trustee), on or before the Closing Date and thereafter upon written request a properly completed and executed and valid IRS Form W-8 BEN, W-8BEN-E, W-8ECI, W-8IMY, W-9 or other appropriate IRS form (including any other document or information required by applicable law or form instructions to be provided in connection with such form).

(ii)        If any IRS form (or any information or documentation provided in connection with any IRS form) delivered to the Borrowers pursuant to this Section 2.13(f) does not, on its face, allow each Mortgagor to determine its U.S. federal withholding tax obligations with respect to any payment to be made pursuant to the Operative Documents to or for the benefit of the Person to which that form, information or documentation relates, or if any Mortgagor knows or has reason to know that such form, information or documentation is incorrect, such Mortgagor shall promptly notify the relevant Person in writing and that Person shall provide to the Borrowers and the Security Trustee such additional IRS forms, information, certifications and documentation as may be necessary to allow each Mortgagor to determine its U.S. federal withholding tax obligations with respect to payments to or for the benefit of that Person under the Operative Documents, or as may be necessary to remedy any incorrect form previously provided to the Borrowers.

(iii)        If any IRS form delivered to the Borrowers pursuant to this Section 2.13(f) (or any information or documentation provided in connection with any such IRS form) expires or becomes obsolete or ceases to be valid or accurate, the Security Trustee or the relevant Participant, as the case may be, shall deliver to the Borrowers and the Security Trustee (promptly after receipt of any Mortgagor’s written request if the IRS form or related information or documentation expires or becomes obsolete or invalid and promptly after becoming aware thereof if the IRS form or related information or documentation becomes inaccurate) a replacement IRS form (or applicable successor form) and any additional IRS form (in each case together with any information or documentation required by applicable law or form instructions to be provided in connection with such IRS form) to the extent it is legally eligible to do so.

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(g)        Each Mortgagor hereby agrees to act as the U.S. withholding agent with respect to this Security Agreement and the Credit Agreement and to the extent required by applicable law to withhold from each payment due hereunder or under the Credit Agreement or any Loan Certificate U.S. federal withholding tax at the appropriate rate and, on a timely basis, to deposit such U.S. federal withholding tax with an authorized depository and make such returns, filings, and other reports in connection therewith, and in the manner required under applicable law. Each Mortgagor shall furnish no later than March 15 of each year to each Participant, that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) an IRS Form 1042S (or applicable successor form),if applicable, indicating payment in full of any Taxes withheld from or with respect to any payments by such Mortgagor or the Security Trustee to such Participant together with all such other information and documents reasonably requested by such Person in writing and necessary or appropriate to enable such Person to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Person is required to file a tax return.

(h)        If a Participant receives a refund of any Withholding Taxes in respect of which additional amounts were paid by any Mortgagor pursuant to this Section 2.13, such Participant shall promptly pay to such Mortgagor the amount of such refund plus any interest received on such refund fairly attributable to such Tax and not in excess of amounts previously paid by such Mortgagor to the Participant pursuant to this Section 2.13 (other than interest actually received on such refund and fairly attributable to such Tax), provided, however, that such amount shall be reduced by the amount of any Unpaid Obligation then due and not made (and the amount of such reduction shall not be payable before such time and to the extent as such Unpaid Obligation shall have been satisfied); and, provided further; if at such time an Event of Default has occurred and is continuing, such Participant may defer payment of such amount (after the reduction for any Unpaid Obligations) to such Mortgagor until such time as no Event of Default exists. Any such refund which is subsequently disallowed in whole or in part shall to the extent disallowed be promptly repaid by the relevant Mortgagor on the written demand of the relevant Participant (accompanied by reasonable documentary evidence of the disallowance). In addition, notwithstanding anything that may be to the contrary in this Security Agreement or any other Operative Document, none of the Mortgagors or any other Person shall have any right to review any tax return, or books and records or workpapers relating to any tax return or financial statement or any other confidential documents or information of any Participant or other Indemnitee.

(i)        As a condition precedent to any performance by any Mortgagor in connection with any payment of additional amounts pursuant to this Section 2.13, each transferee of a Participant claiming the benefit of such additional amount shall agree in writing with such Mortgagor to be bound by all the terms of this Section 2.13.

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(j)        Each Mortgagor shall indemnify, on an after-Tax basis, and hold each Indemnitee harmless from and against any and all Taxes imposed against any such Indemnitee, any Lessee, any Aircraft, any Airframe, any Engine or any Part thereof or any interest therein or use thereof, and any and all license, registration and recording fees and assessments, as well as Taxes arising out of the transactions contemplated by this Security Agreement, any Lease and each other Operative Document, or based on or measured by, the payments of Rent and other amounts due hereunder, under any Lease or under any other Operative Document, the terms, covenants and conditions hereof and thereof, or the financing, mortgaging, use, operation, maintenance, possession, condition, control, occupancy, servicing, installation, transportation, storage, substitution, recording, documentation, import, export, rental, lease, location, repair, abandonment, replacement, delivery, registration, repossession, improvement, subleasing, manufacture, rental, settlement of any insurance claim, return or other disposition of any Aircraft, any Airframe, any Engine or any Part thereof or interest therein regardless of the method of calculation; provided, however, that no Mortgagor shall have any obligation to indemnify an Indemnitee for any or all of the following Taxes: (i) Taxes to the extent imposed as the result of activities of such Indemnitee in the jurisdiction imposing the Taxes if they are unrelated such Mortgagor’s dealings with any Lessee or the transactions contemplated by this Security Agreement or any Lease or any other Operative Document or the operation of any Aircraft, any Airframe, any Engine or any Part thereof by any Lessee; (ii) Taxes imposed or calculated by reference to the net income, profits, or gains of such Indemnitee or any franchise, capital or net worth Taxes imposed on such Indemnitee by any taxing authority of a jurisdiction, in each case as a result of such Indemnitee being organized in such jurisdiction, or having its principal place of business in such jurisdiction, or (in the case of a Participant) having its lending office for the transactions contemplated by the Operative Documents in such jurisdiction, or carrying on business in such jurisdiction (unless such Indemnitee would not be deemed to be carrying on such business in such jurisdiction but for (A) the transactions contemplated by the Operative Documents or (B) the use, operation, presence or registration of any Aircraft, any Airframe, any Engine, or any Part in the jurisdiction or (C) the situs of organization, any place of business, or any activity of any Lessee or any person having use, possession, or custody of any Aircraft, any Airframe, any Engine, or any Part thereof in the jurisdiction); or (iii) Taxes imposed with respect to any period commencing or event occurring after the payment in full of the unpaid Original Amount of and interest on, all Unpaid Obligations, and all other amounts then due from such Mortgagor under any Loan Certificates and other Operative Documents, and unrelated to the transactions contemplated by this Security Agreement and the other Operative Documents, and unrelated to such Mortgagor’s dealings with any Lessee or any Lease; or (iv) Taxes imposed on or as a result of the voluntary or involuntary sale, transfer, assignment (whether legal or equitable) or other disposition (including a change in a Participant’s lending office, (other than a change effected pursuant to Section 2.13(c) or Section 2.14(c) hereof)) by such Indemnitee of any rights with respect to the Loan Certificates or the Operative Documents), but excluding any voluntary or involuntary sale, transfer, assignment (whether legal or equitable) or other disposition by such Indemnitee that arises as a result of an Event of Default or at the request of the Borrowers or in order to comply with any change in applicable law or treaty or other governmental requirement; or (v) Taxes imposed under FATCA.

(k)        For the purposes of this Section 2.13, the term “FATCA” means (i) Sections 1471 through 1474 of the Code as of the date hereof, any current or future regulations or official written interpretations thereof and any written agreements entered into pursuant to Section 1471(b)(1) of the Code; (ii) any treaty, law, regulation or official written guidance relating to an intergovernmental agreement between the United States and any other jurisdiction (and related legislation or official written administrative guidance), which (in each such case) implements Sections 1471 through 1474 of the Code; or (iii) any agreement pursuant to the implementation of any authority described in clause (i) or (ii) immediately above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxing authority in any other jurisdiction.

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(l)        Each Mortgagor shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Taxes other than Excluded Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Mortgagor by a Recipient (with a copy to the Security Trustee), or by the Security Trustee on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(m)          If:

(i)        any Mortgagor pays to any taxing authority pursuant to any provision of any Operative Document for the account of an Indemnitee any Tax for which such Mortgagor is not obliged to indemnify such Indemnitee under this Section 2.13, or

(ii)        any Mortgagor pays to an Indemnitee (or to the Security Trustee for the benefit of an Indemnitee) pursuant to any provision of any Operative Document an indemnity for any Tax for which such Mortgagor is not obliged to indemnify such Indemnitee under this Section 2.13, or

(iii)        any Mortgagor pays to or for the account of an Indemnitee an additional amount to compensate for any Withholding Tax for which such Mortgagor is not obliged to indemnify such Indemnitee under this Section 2.13,

(any payment described in clause (i), (ii) or (iii) is called herein an “Excluded Tax Payment”), then the Indemnitee to or for whose account that Excluded Tax Payment was paid shall pay to such Mortgagor, within 30 days after receipt of such Mortgagor’s written request therefor (accompanied by a description in reasonable detail of the Excluded Tax Payment and, in the case of an Excluded Tax Payment described in clause (i) or (iii) above, a receipt or other document evidencing payment of the Excluded Tax Payment to the relevant taxing authority), the amount of that Excluded Tax Payment for application in accordance with Section 3.01 (Rent Payment Distribution) or 3.03 (Payments After Event of Default), whichever applies at the relevant time.

Section 2.14   Additional Costs .  (a) Subject to the requirements of clause (c) of this Section 2.14, each Mortgagor shall pay directly to each Participant from time to time such amounts (if any) as such Participant may determine to be necessary to compensate such Participant for any increase in costs that such Participant reasonably determines are attributable to its making or maintaining of its participation in the Loans or funding arrangements utilized in connection with such participations, or any reduction in any amount receivable by such Participant hereunder in respect of any of such participations or such arrangements (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change that:

(i)           imposes any tax that is the functional equivalent of any reserve, special deposit or similar requirement of the sort covered by clause (ii) below; or

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(ii)        imposes or modifies any reserve, special deposit or similar requirements (including any Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Participant; or

(iii)         imposes any other condition affecting this Security Agreement or its participation in the Loans (or any of such extensions of credit or liabilities);

provided that any Participant which acquires a Loan Certificate pursuant to Section 2.07 (a “Transferee Participant”) shall not be entitled to compensation for any Additional Costs in excess of the Additional Costs that would have been imposed on the Participant on the Closing Date under applicable law in effect on the Closing Date, except to the extent such transfer is effected (i) in connection with mitigation provisions, (ii) at the request of the Borrowers or (iii) in order to comply with any change in law or governmental requirement.

(b)        Without limiting the effect of the foregoing provisions of this Section 2.14 (but without duplication), and subject to the requirements of clause (c) of this Section 2.14, each Mortgagor shall pay directly to each Participant from time to time on request such amounts (if any) as such Participant may determine to be necessary to compensate such Participant (or, without duplication, the holding company of which such Participant is a subsidiary) for any increase in actual costs that it determines are attributable to the maintenance by such Participant (or such Participant’s lending office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) of any court or governmental or monetary authority following any Regulatory Change of capital or liquidity requirements in respect of its participation in the Loan Certificates or funding arrangements utilized in connection with such participation; such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Participant (or any lending office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request; provided that no Transferee Participant shall be entitled to compensation for any such additional costs or reduction of rate of return on assets or equity attributable to compliance with capital adequacy or liquidity requirements in excess of those that would have applied to the Participant on the Closing Date under applicable law in effect on the Closing Date; except to the extent such transfer is effected (i) in connection with mitigation provisions, (ii) at the request of the Borrower or (iii) in order to comply with any change in law or governmental requirement.

(c)        Each Participant shall notify the Borrowers of any event occurring after the date of this Security Agreement entitling such Participant to compensation under paragraph (a) or (b) of this Section 2.14 as promptly as practicable, but in any event within ten days, after such Participant obtains Actual Knowledge thereof; provided that each Participant will use commercially reasonable efforts (at Borrowers’ expense) to mitigate the amount of the additional costs associated with such event, including designating a different lending office for its participation in the Loan if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Participant, result in any economic, operational legal or regulatory disadvantage to such Participant. Each Participant will furnish to the Borrowers a written confirmation of such additional costs, which will set forth in reasonable detail (i) the events giving rise to such additional costs, (ii) the basis for determining and allocating such additional costs and (iii) the amount of each request by such Participant for compensation under paragraph (a) or (b) of this Section 2.14 (subject, however, to any limitations such Participant may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the additional costs comply with the provisions of this Section 2.14, including as provided in the last proviso of this paragraph (c). Determinations and allocations by any Participant for purposes of this Section 2.14 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 2.14, or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.14, on its costs or rate of return of maintaining its participation in the Loans or its funding thereof, or on amounts receivable by it in respect of its participation, and of the amounts required to compensate such Participant under this Section 2.14, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable and non-discriminatory basis and, in the case of allocations, are made fairly.

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ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF

INCOME FROM THE MORTGAGED PROPERTY

Section 3.01   Rent Payment Distribution; Event of Loss and Sale Proceeds .  Except as otherwise provided in Section 3.02 or 3.03, (A) each installment of Basic Rent and any payment of interest by any Lessee on overdue installments of Basic Rent, any Return Compensation Payments, any Event of Loss proceeds and any other amounts payable by any Lessee to the Lessor under any Lease (including proceeds of insurance but excluding any Excluded Payment, any maintenance reserves or supplemental rent payable under such Lease and any security deposit payable under such Lease) and all other amounts payable to any Mortgagor with respect to any Loan in connection with the Loan Operative Documents , in each case to the extent received into the Collateral Account related to such Lease or such Loan, (B) any amounts transferred from the Cash Collateral Account in accordance with Section 2.04(b), (C) sale proceeds of the Aircraft in respect of such Loan (except as otherwise provided in Section 2.10(b)(ii)), (D) all amounts received on account of payments from the Swap Counterparty under the Swap Transaction in respect of such Loan and (E) any income on the amounts held in each Collateral Account shall be promptly distributed by the Mortgagee on each relevant Payment Date (or as soon thereafter as received with respect to amounts due on such Payment Date) in the following order of priority; provided that any Air Nostrum Proceeds shall be applied as set forth in Section 2.8 of the Credit Agreement:

first, so much of such amounts as shall be required to pay or reimburse the Mortgagee for any fees and expenses (including legal fees and expenses) then due and owing to the Mortgagee under the Operative Documents and not paid after notice thereof from the Mortgagee to the Borrowers;

second, so much of such amounts as shall be required to pay any reasonable fees and expenses (including reasonable legal fees and expenses) then due and owing to the Agent under the Operative Documents and not paid after notice thereof from the Agent to the Borrowers;

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third, on a pari passu basis, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of (i) outstanding Original Amount, interest and other amounts, including any Liquidity Breakage, LIBOR Breakage and Swap Breakage Loss (as well as any interest on overdue Original Amount and, to the extent permitted by law, interest thereon) then due under all Loan Certificates (to be applied as provided in Section 2.05) and (ii) all Swap Obligations shall be paid to the Security Trustee for distribution to the Participants and the Swap Counterparty on a pro rata basis; and

fourth, so long as no Event of Default shall be continuing, the balance, if any, of such installment or payment or income remaining thereafter shall be paid to the Borrowers on a pro rata and pari passu basis.

Section 3.02   Voluntary Prepayment .  Except as otherwise provided in Section 3.03, any payments received in any Collateral Account or by the Mortgagee in connection with a voluntary prepayment of the Loan Certificates with respect to any Loan in accordance with Section 2.10(a) shall be promptly distributed by Mortgagee and applied to prepayment of the relevant Loan Certificates and to all other amounts payable hereunder or to the Mortgagee or any Participant under the Credit Agreement by applying such funds:

first, to reimburse the Mortgagee for any reasonable out-of-pocket costs or expenses incurred in connection with such prepayment and then to any other amounts then due to the Mortgagee, the Participants and the Swap Counterparty under this Security Agreement, the Credit Agreement, the Swap Agreements or the Loan Certificates (other than amounts specified below);

second, as provided in clause “second” of Section 3.03;

third, as provided in clause “third” of Section 3.03;

fourth, as provided in clause “fourth” of Section 3.03; and

fifth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Borrower party to such Loan Certificates.

Section 3.03 Payments After Event of Default. Except as otherwise provided in Sections 3.04(b) and 3.04(c), all payments received in any Collateral Account or otherwise and amounts held or realized by the Mortgagee (including the Adria Cash Collateral Amount, Air Nostrum Excess Amounts and any amounts realized by the Mortgagee from the exercise of any remedies pursuant to any Lease or Article IV hereof) in any Collateral Account and the Cash Collateral Account, as well as all payments or amounts then held by the Mortgagee as part of the Mortgaged Property in each case after (i) an Event of Default shall have occurred and be continuing and (ii) a Mortgagee Event shall have occurred and be continuing, shall be promptly distributed by the Mortgagee in the following order of priority:

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first, so much of such payments or amounts as shall be required to reimburse the Mortgagee for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Mortgaged Property pursuant to Section 4.05(b)) incurred by the Mortgagee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee or the Participants in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, liquidated or otherwise (it being agreed and understood that reimbursement for fees, costs and expenses of legal counsel shall be limited to the reasonable and documented fees and expenses of one primary counsel to all Finance Parties (as defined in the Credit Agreement) taken as a whole and one local counsel for all Finance Parties in any relevant jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel to each affected person), upon such Event of Default shall be applied by the Mortgagee as between itself and the Participants in reimbursement of such expenses and any other expenses for which Mortgagee or the Participants are entitled to reimbursement under any Operative Document;

second, on a pari passu basis so much of such payments or amounts remaining as shall be required to pay all Secured Obligations owing to the Secured Parties (other than as provided in clause “third” below) to the date of distribution, shall be paid to the Security Trustee for distribution to the Participants holding Loan Certificates on a pro rata basis to be distributed by such Participants in accordance with Section 2.05;

third, on a pari passu basis so much of such payments or amounts remaining as shall be required to pay in full (i) the aggregate unpaid Original Amount of all Loan Certificates, the accrued but unpaid interest to the date of distribution and any related Swap Breakage Loss, LIBOR Breakage and Liquidity Breakage then due and owing and (ii) all Swap Obligations, shall be paid to the Security Trustee for distribution to the Participants and the Swap Counterparty on a pro rata and pari passu basis; and

fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Borrowers on a pro rata and pari passu basis.

Section 3.04   Certain Payments.

(a)        Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Security Agreement and for which such provision is made in any Lease, the Credit Agreement or any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Lease, the Credit Agreement or such other Operative Document, as the case may be.

(b)        The Mortgagee will distribute promptly upon receipt any indemnity payment received by it from any Mortgagor or any Lessee in respect of the Mortgagee or any Participant directly to the person entitled thereto.

(c)        Notwithstanding anything to the contrary in this Agreement, any payments received by the Mortgagee which constitute Excluded Payments, any maintenance reserves or supplemental rent payable under a Lease and any security deposit payable under a Lease shall be distributed promptly upon receipt by the Mortgagee directly to the relevant Borrower Party.

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Section 3.05   Other Payments.

(a)        Except as otherwise provided in Section 3.03 and if no Default or Event of Default shall have occurred and be continuing, any payments received by the Mortgagee for which no provision as to the application thereof is made in any Lease, the Credit Agreement, elsewhere in this Security Agreement or in any other Operative Document, shall be distributed by the Mortgagee to the extent received or realized at any time to the extent constituting Excluded Payments, to the relevant Borrower Party, and otherwise (i) if prior to the payment in full of all Secured Obligations due to the Secured Parties, in the order of priority specified in Section 3.01, and (ii) if after payment in full of all Secured Obligations due the Participants in the manner provided in clause “fifth” of Section 3.03.

Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04, all payments received and amounts realized by the Mortgagee under any Lease or otherwise with respect to any Aircraft (including without limitation, all amounts realized upon the sale or re-lease of such Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations then due to the Secured Parties, shall be distributed by the Mortgagee to the Borrowers on a pro rata and pari passu basis.

(b)        All payments received by the Mortgagee which are Excluded Payments, any maintenance reserves or supplemental rent payable under a Lease and any security deposit payable under a Lease are not part of the Mortgaged Property and shall promptly be paid over by the Mortgagee to the relevant Borrower or, if directed, the Borrower Parent. For the avoidance of doubt, the foregoing shall not include and nothing contained in this subsection shall affect any other payments received under any Lease or any other payments in each case which are part of the Mortgaged Property (including, without limitation, payments on account of the sale of, or an Event of Loss with respect to, an Aircraft or insurance proceeds (except as to Excluded Payments)), all of which shall be distributed in accordance with Sections 3.01 through 3.05(a), as applicable.

(c)        Notwithstanding anything to the contrary set forth herein, any amounts held by the Security Trustee, including, without limitation, pursuant to any Lease, and any other condemnation, requisition, indemnity or other payments, amounts or proceeds of any kind or nature received by it with respect to any Aircraft or other collateral subject to the Lien of this Security Agreement, which are payable to any Lessee pursuant to the terms of such Lease or the Operative Documents or any amounts to be paid by the Participants to such Lessee hereunder or under any other Operative Document, shall be (i) so paid to such Lessee so long as no Lease Event of Default shall have occurred and be continuing under such Lease or (ii) held by the Security Trustee or the Participants, as the case may be, if a Lease Event of Default has occurred and is continuing under such Lease, as security for the obligations of such Lessee until such time as there shall not be continuing any such Lease Event of Default.

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ARTICLE IV

COVENANTS OF MORTGAGORS; EVENTS OF

DEFAULT; REMEDIES OF MORTGAGEE

Section 4.01   Covenants of Mortgagors.  Each Mortgagor hereby covenants and agrees as follows:

(a)        each Borrower will duly and punctually pay the unpaid Original Amount of, and interest on and all other amounts due under, the Loan Certificates and hereunder in accordance with the terms of the Loan Certificates and this Security Agreement and the Loan Operative Documents and all amounts due and payable by it to the Participants and the Swap Counterparty under the Credit Agreement and the Swap Agreements;

(b)        in the event such Mortgagor shall have Actual Knowledge of an Event of Default, a Default or an Event of Loss, such Mortgagor will give prompt written notice of such Event of Default, Default or Event of Loss to the Agent;

(c)        such Mortgagor will furnish to the Mortgagee, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial information and other instruments furnished to such Mortgagor under any Lease to the extent that the same shall not have been furnished to the Agent or the Mortgagee pursuant to such Lease or the Credit Agreement; and

(d)        at any time and from time to time, upon the request of the Agent, the relevant Borrower or Lessor, as the case may be, shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or desirable to perfect, preserve or protect the security interests created or intended to be created hereby, or to obtain for the Mortgagee the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments (including such documents and instruments as may be required to register or continue the registration of the international interests represented hereby in favor of the Mortgagee on behalf of the Participants created by or arising in connection with this Security Agreement and the other Operative Documents at the International Registry) relating to the perfection of the security interests created or intended to be created hereby.

Section 4.02   Event of Default .  “Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        any Lease Event of Default which does not remain capable of being cured by the relevant Borrower in accordance with Section 4.03(a) or which results in the invocation of a Remarketing Period by the relevant Borrower in accordance with Section 4.03(b); or

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(b)        (i) the failure of any Borrower to pay when due any payment of the unpaid Original Amount of the Loan Certificates and interest thereon or any Swap Obligations, and such failure shall have continued unremedied for three Business Days from such due date or (ii) the failure of any Mortgagor to pay any other amount payable by it under the Loan Operative Documents when due, and in either case such failure shall have continued unremedied for five Business Days after such Mortgagor, receives written notice of such failure or written demand from the Mortgagee or any Participant; or

(c)        (i) any Lessor Lien required to be discharged by any Borrower Party pursuant to Section 5.1(d) of the Credit Agreement shall remain undischarged for a period of ten Business Days after the date when such party shall have received written notice thereof from the Mortgagee or any Participant or (ii) any failure by any Mortgagor to observe or perform any of its covenants or obligations in Section 5.1(c), 5.1(e), 5.1(f), 5.1(g), 5.1(n)(i)-(ii), 5.1(o), 5.1(r) or 5.4 of the Credit Agreement or (iii) any failure by the Borrower Parent to observe its covenants and obligations under Sections 3(e) and 3(m)-(s) of the Borrower Parent Pledge Agreements; or

(d)        any misrepresentation is made by any Borrower Party herein, in the Credit Agreement or in any other Loan Operative Document that has or is likely to have a material adverse effect on the ability to perform its obligations or on the rights or interest of any Participant and such Borrower Party fails to cure such misrepresentation within 30 days after notice of such misrepresentation from Mortgagee; or

(e)        other than as provided in (c) above, any failure by any Borrower Party to observe or perform any other covenant or obligation of such Borrower Party contained in the Credit Agreement, this Security Agreement, any Lease or any other Loan Operative Document which is not remedied within a period of 15 days after notice of such failure has been given to such Borrower Party; or

(f)        any repudiation of this Security Agreement, the Credit Agreement or any other Loan Operative Document by any Borrower Party; or

(g)        at any time either (i) the commencement of an involuntary case or other proceeding in respect of a Borrower Party under bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in England or the United States seeking the appointment of a receiver, liquidator, assignee, Irish law examiner, custodian, trustee, sequestrator (or similar official) of such Borrower Party or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 30 consecutive days; or (ii) such commencement by such Borrower Party of a voluntary case or proceeding under bankruptcy laws, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency or other similar law in the United States or the consent by such Borrower Party to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower Party for all or substantially all of its property, or the making by such Borrower Party of any assignment for the benefit of the creditors of such Borrower Party, or such Borrower Party shall take any action to authorize any of the foregoing; or (iii) such Borrower Party has or suffers to be appointed any examiner, administrator, administrative receiver, receiver, liquidator, trustee or similar officer of all or a substantial part of its assets and such appointment is not dismissed for a period of 30 consecutive days; or

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(h)        the security interest on any Aircraft, any Lease or any of the Pledged Collateral shall cease to be valid and enforceable and/or duly perfected; or

(i)        any termination of the Remarketing Period pursuant to Section 4.03(b)(vi) or a failure to satisfy the Remarketing Period Conditions; or

(j)        any lapse of, or failure to maintain, insurance coverage on the Aircraft required to be maintained under the Credit Agreement or any Lease; or

(k)        any suspension or cessation of the business of any Borrower Party, or any materially adverse change in the business or operations of any Borrower Party, which could be reasonably expected to materially adversely affect such Borrower Party’s ability to perform its obligations under the Loan Operative Documents or the rights or interests of any Secured Party.

Section 4.03   Cure Rights; Remarketing Period.

(a)           Certain Cure Rights.    (i) With respect to a Republic Aircraft or an Air Nostrum Aircraft, if an Event of Default occurs as a result of any default by the relevant Lessee in the payment when due of any installment of Rent due under the relevant Lease, the relevant Borrower may, within ten Business Days after the occurrence of such Event of Default without the consent or concurrence of any Participant, the Agent or the Security Trustee, pay, as provided in Section 2.04, for application in accordance with Section 3.01 a sum equal to the amount of all (but not less than all) such overdue Rent under such Lease (but only to the extent of the component thereof relating to debt service, including interest payments, on the relevant Loan). With respect to the Adria Aircraft, if an Event of Default occurs as a result of any default by the relevant Lessee in the payment when due of any installment of Rent due under the relevant Lease and if such Lessee itself shall have theretofore failed to pay Basic Rent in the manner required by such Lease (after giving effect to any applicable grace period), the Security Trustee shall promptly transfer from the Cash Collateral Account to the relevant Collateral Account and apply in accordance with Section 3.01 an amount of the Adria Cash Collateral Amount equal to the amount of all (but not less than all) such overdue Rent under such Lease (but only to the extent of the component thereof relating to debt service, including interest payments, on the relevant Loan). If an Event of Default occurs as a result of any default by a Lessee in any obligation under the Lease other than the payment of Rent, if such Event of Default can be remedied by the payment of money, the relevant Borrower may, within three Business Days after the date of occurrence of the such Event of Default, without the consent or concurrence of any Participant, the Agent or the Security Trustee, perform such obligation on behalf of such Lessee and shall furnish all funds necessary for remedying such Event of Default. Solely for the purpose of determining whether there exists an Event of Default (a) any timely payment by the relevant Borrower pursuant to, and in compliance with, the first and second sentences of this Section 4.03(a) shall be deemed to remedy (but solely for purposes of this Security Agreement) any Event of Default that is a result of a default by such Lessee in the payment of installments of Rent theretofore due and payable under such Lease and to remedy (but solely for purposes of this Security Agreement) any default by such Borrower in the payment of any amount of principal due and payable under the related Loan and (b) any timely performance by such Borrower of any obligation of such Lessee under such Lease pursuant to, and in compliance with, the third sentence of this Section 4.03 shall be deemed to remedy (but solely for purposes of this Security Agreement) any Event of Default to the same extent that like performance by such Lessee itself would have remedied such Event of Default (but no such remedy shall relieve such Lessee of its duty to pay all Rent and perform all of its obligations pursuant to such Lease). If, on the basis specified in the preceding sentence, any Event of Default shall have been remedied for the purposes of this Security Agreement, then any declaration pursuant to this Security Agreement that the Loans are due and payable or that an Event of Default exists hereunder, based solely upon such Event of Default, shall be deemed to be rescinded, and the relevant Borrower shall (to the extent of any such payments made by it) be subrogated to the rights of the Participants under Section 3.01 to receive from the Security Trustee such payment of overdue Rent (and the payment of interest on account of such Rent being overdue) and shall be entitled, so long as no other Event of Default or Default shall have occurred and be continuing or would result therefrom, to receive, subject to the provisions of this Security Agreement, such payment upon receipt thereof by the Security Trustee; provided that such Borrower shall not otherwise attempt to recover any such amount paid by it on behalf of such Lessee pursuant to this Section 4.03 except by demanding of such Lessee payment of such amount or by commencing an action at law against such Lessee for the payment of such amount (or act in any pending action adverse to such Lessee); provided, further, that at no time while an Event of Default shall have occurred and be continuing shall any such demand be made or shall any such action be commenced (or continued), and any amounts nevertheless received by the relevant Borrower in respect thereof shall be held in trust for the benefit of, and promptly paid to, the Security Trustee for distribution as provided in Section 3.03 (or Section 3.04 with respect to indemnity payments); and further provided that, in respect of an Air Nostrum Aircraft and a Republic Aircraft, this Section 4.03(a) shall not apply with respect to any Event of Default that is a result of a default by the relevant Lessee in the payment of Basic Rent under the relevant Lease if such Lessee itself shall have theretofore failed to pay Basic Rent in the manner required by such Lease (after giving effect to any applicable grace period) on each of the two Payment Dates immediately preceding the date of such default or a total of four Payment Dates; and

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(ii)        No Borrower shall have the right to cure any Event of Default arising by reason of a Lease Event of Default except as specified in this Section 4.03(a).

(b)          Certain Remarketing Rights.

(i)        If a Lease Event of Default shall have occurred and be continuing under any Lease and the relevant Borrower shall have made the election provided in the following paragraph (ii), and so long as (A) no other Event of Default (not the result of a Lease Event of Default) shall have occurred and be continuing, (B) such Borrower duly and punctually performs its obligations under this Section 4.03(b) and (C) the Remarketing Period has not expired or otherwise terminated as provided below, no Lease Event of Default shall be deemed to have occurred and be continuing for purposes of any Loan Operative Document.

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(ii)        (A) So long as no Event of Default (other than a Lease Default or Lease Event of Default) has occurred and is continuing and (B) if the relevant Borrower or Lessor issues a termination notice under any Lease in respect of a Lease Event of Default not arising due to an Event of Loss (“Lease Termination Notice”), which Lease Termination Notice shall be issued with the consent of the Security Trustee (not to be unreasonably withheld or delayed), the relevant Borrower may elect to have a remarketing period for a period not to exceed 180 days (the “Remarketing Period”) in respect of the Aircraft related to such Lease Termination Notice (the “Subject Aircraft”) by giving written notice thereof to the Security Trustee and the Agent promptly following and, in any case, within ten Business Days of the issuance of the relevant Lease Termination Notice; provided that (i) the consent of the Security Trustee shall not be required for the relevant Borrower or Lessor, as the case may be, to issue a Lease Termination Notice if a Material Lease Breach has occurred under the relevant Lease, (ii) the relevant Remarketing Period shall commence on the date the relevant Lease is actually terminated pursuant to the terms of the Lease Termination Notice (which shall specify a date for the termination of such Lease), (iii) no Remarketing Period may end later than the Maturity Date in respect of the Loan related to the Subject Aircraft and (iv) such Remarketing Period shall terminate if an Event of Default occurs and is continuing (other than an Event of Default occurring under Section 4.02(a)). The remarketing services shall be performed by the relevant Remarketing Agent. The costs of all remarketing services hereunder during the Remarketing Period shall be borne by the relevant Borrower.

(iii)        During the Remarketing Period, the relevant Borrower agrees that it will do or cause to be done, the following (A) promptly initiate efforts to cause the Subject Aircraft and any related Aircraft Documents to be repossessed from the relevant Lessee and subsequently store, maintain and insure the Subject Aircraft, (B) sell or lease and otherwise remarket the Subject Aircraft, (C) keep the Security Trustee fully informed about all remarketing activities relating to the Subject Aircraft, (D) provide the Security Trustee periodic progress/status reports of the remarketing efforts, (E) pay all costs and expenses associated with all foregoing activities and a reasonable restructuring fee (to be assessed by the Mandated Lead Arranger in such amounts as determined thereby (in its absolute discretion) to compensate it for additional work required of it) for the Security Trustee, the Agent, the Swap Counterparty and the Participants and (F) such other things as the Security Trustee may require (acting reasonably) so to establish, maintain, perfect, preserve and/or protect the right, title and interest of such Borrower and each Participant in relation to the Subject Aircraft.

(iv)        The Remarketing Period Conditions shall be performed by or on behalf of the relevant Borrower in a manner consistent with the standards of a reputable, internationally recognized aircraft lessor.

(v)        During (i) the period commencing on the issuance of a Lease Termination Notice and terminating on the commencement of the relevant Remarketing Period and (ii) the relevant Remarketing Period, the relevant Borrower shall pay or cause to be paid all installments of principal of and interest on the Loan with respect to any Subject Aircraft as and when due.

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(vi)        The Security Trustee may, by written notice to the relevant Borrower, terminate the Remarketing Period upon the occurrence of any of the following events: (A) if an Event of Default (other than a Lease Event of Default) has occurred and is continuing; (B) if such Borrower fails to take commercially reasonably steps to repossess the Subject Aircraft in accordance with clause (iii)(A) above and such failure continues for 10 Business Days after such Borrower’s receipt of written notice of such failure from the Security Trustee; or (C) if such Borrower fails to comply in any material respect with any of the other Remarketing Period Conditions and (other than in respect of insurance) such failure continues for ten Business Days after such Borrower’s receipt of written notice of such failure from the Security Trustee.

(vii)        The relevant Borrower may not sell, re-lease or otherwise dispose of the Subject Aircraft during the Remarketing Period without the prior written consent of the Security Trustee (not to be unreasonably withheld or delayed but subject always to the approval of each Participant’s credit committee); provided that, such Borrower shall be entitled to sell such Subject Aircraft without the Security Trustee’s consent if the net sale price received by the Security Trustee in any disposition (together with any additional funds provided by such Mortgagor or the Remarketing Agent, if any, at their sole option, and without any obligation to provide such funds) equals or exceeds the Secured Obligations associated with the Loan made for such Aircraft (including associated Swap Obligations) and any other amounts owing (whether or not then due and payable) to the Participants, the Agent and the Security Trustee under the Credit Agreement, the Loan Certificates and the other Loan Operative Documents; provided further that upon a successful sale, re-lease or other disposition of such Subject Aircraft, (A) the Remarketing Period shall expire on the date of such sale, re-lease or other disposition, (B) no Default or Event of Default shall be deemed to occur as a result of such sale, release or other disposition, (C) conforming amendments shall be made to the Loan Operative Documents solely so as to reference the new lease (and its relevant defined terms), sale or other disposition rather than the Lease that was terminated and (D) such Borrower shall pay, unless such Borrower, Security Trustee and Agent have agreed otherwise in writing (such agreement to be provided, in each case, in the absolute discretion of the Security Trustee and the Agent) in connection with a re-lease of such Subject Aircraft, all amounts due and owing under 4.03(b)(iii).

(c)        If the relevant Borrower fails to sell or lease the Subject Aircraft by the expiration of the Remarketing Period, such Borrower shall, within three Business Days of receipt by such Borrower of notice of such requirement from the Security Trustee, pay all amounts then due and payable to the Participants and the Security Trustee under the Credit Agreement, the Loan Certificates and the other Loan Operative Documents with respect to the Loan related to the Subject Aircraft, including Swap Breakage Loss, LIBOR Breakage and Liquidity Breakage.

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Section 4.04   Remedies.

(a)        If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC (as defined in the Credit Agreement), the Cape Town Convention or applicable law based on where any Aircraft is located and, in the event such Event of Default is also a Lease Event of Default under any Lease, any and all of the remedies under and pursuant to the terms of such Lease and may take possession of all or any part of the properties covered or intended to be covered by the lien and security interest created hereby or pursuant hereto and may exclude the Mortgagors, and any Lessee and all persons claiming under any of them wholly or partly therefrom; provided, however, that notwithstanding anything herein to the contrary, and in respect of the exercise of each of the remedies set forth herein, the Mortgagee shall provide the Borrowers with (i) not less than 10 Business Days written notice (an “Enforcement Notice”) and (ii) in the case of a Lease Event of Default, an opportunity to cure pursuant to Section 4.03(a) or enter into a Remarketing Period pursuant to Section 4.03(b) prior to exercising any such rights, powers or remedies hereunder or under any of the Loan Operative Documents or the relevant Lease. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of any Aircraft available to it, even though it shall not have taken possession of such Aircraft and shall not have possession thereof at the time of such sale.

(b)        If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from the Required Participants) at any time, by delivery of written notice or notices to the Borrowers, declare all the Loan Certificates to be due and payable, whereupon (i) the unpaid Original Amount of all Loan Certificates then outstanding, together with (ii) accrued but unpaid interest thereon (iii) all unpaid Swap Obligations and (iv) any other amounts due thereunder or hereunder (the “Unpaid Obligations”), together with Liquidity Breakage, LIBOR Breakage and Swap Breakage Loss, if any, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided, that the Loan Certificates will automatically become immediately due and payable without any action of the Mortgagee or the Participants and without presentment, demand, protest or notice, all of which are hereby waived in the case of an Event of Default under Section 4.02(g).

(c)        The Security Trustee shall be entitled, at any sale pursuant to any Lease or this Section 4.04, to credit against any purchase price bid at such sale by the Security Trustee all or any part of the Unpaid Obligations secured by the lien of this Security Agreement. In connection with any such sale, the Mortgagee agrees to provide the Borrowers with at least ten Business Days’ prior written notice of such sale, which notice shall, for the purposes of the Uniform Commercial Code in effect in any applicable jurisdiction, be deemed to be commercially reasonable and for purposes of the Cape Town Convention shall be deemed to satisfy the requirement of “reasonable prior notice” specified in Article 8(4) of the Convention.

(d)        In the event of any sale of the Mortgaged Property, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Security Agreement, the Unpaid Obligations shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

Section 4.05   Return of Aircraft, etc.

(a)        If an Event of Default shall have occurred and be continuing, at the request of the Mortgagee, each Mortgagor shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Mortgaged Property to which the Mortgagee shall at the time be entitled hereunder. If any Mortgagor shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may:

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(i)        obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring such Mortgagor to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment such Mortgagor hereby specifically consents to the fullest extent permitted by law; and

(ii)        pursue all or part of such Mortgaged Property wherever it may be found and, in the event that a Lease Event of Default has occurred and is continuing under any Lease, subject to applicable law, may enter any of the premises of the Lessee under such Lease wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property.

All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Security Agreement.

(b)        Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Mortgaged Property, make all such reasonable expenditures for maintenance, use, operation, preservation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, preserve, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of any Mortgagor relating to the Mortgaged Property, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, preservation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as the Mortgagee may reasonably determine, and the Mortgagee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Mortgagee under any provision of this Security Agreement to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the reasonable expenses of the maintenance, use, operation, preservation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Mortgagor), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

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Section 4.06   Remedies Cumulative.  Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, including, without limitations and if applicable, any of the remedies specified in the Cape Town Convention, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Mortgagor or any Lessee or to be an acquiescence therein.

Section 4.07   Discontinuance of Proceedings.  In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case each Mortgagor, the Mortgagee and each Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been instituted.

Section 4.08   Waiver of Past Defaults.  The Mortgagee may waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of all Loan Operative Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Participants, the Mortgagee shall not waive any default (i) in the payment of the unpaid Original Amount, interest, Liquidity Breakage, LIBOR Breakage, Swap Breakage Loss and other amounts due under any Loan Certificate then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article VIII hereof, cannot be modified or amended without the consent of each Secured Party.

Section 4.09   Appointment of Receiver.  If an Event of Default shall have occurred and be continuing the Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and each Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Mortgaged Property.

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Section 4.10   Mortgagee Authorized to Execute Bills of Sale, etc.  Each Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact in its name and stead and on its behalf for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the lien of this Security Agreement, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, each Mortgagor hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, each Mortgagor shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

Section 4.11   Slovenian Mortgage.  Notwithstanding anything to the contrary set forth herein, in the Slovenian Mortgage or in the other Loan Operative Documents, the Adria Borrower hereby acknowledges and agrees that (i) as a result of requirements of Slovenian law, Norddeutsche Landesbank Girozentrale, New York Branch, as mortgagee (the “Slovenian Mortgagee”) is acting as the mortgagee under the Slovenian Mortgage in lieu of the Security Trustee and (ii) the rights and remedies in favor of the Slovenian Mortgagee under the Slovenian Mortgage, and the method pursuant to which the Slovenian Mortgagee may enforce such rights and remedies as set forth in the Slovenian Mortgage, does not cut across, conflict with or detract from any of the rights and remedies in favor of the Security Trustee in respect of the Adria Aircraft set forth herein or in the other Loan Operative Documents (other than the Slovenian Mortgage).

ARTICLE V

PAYMENTS FROM MORTGAGED PROPERTY ONLY

Section 5.01   Payments from Mortgaged Property Only.  Except as otherwise expressly provided in the next succeeding sentence of this Section 5.01, all payments to be made by a Mortgagor under the Operative Documents shall be made only from the income and the proceeds from the Collateral only to the extent that such Mortgagor shall have sufficient income or proceeds from the Collateral to enable such Mortgagor to make payments in accordance with the terms hereof. Each holder of a Loan Certificate, by its acceptance of a Loan Certificate, and the Security Trustee, each agrees that it will look solely to the income and proceeds from the Mortgaged Property to the extent available for distribution to it as above provided in respect of any obligation of any Mortgagor hereunder.

ARTICLE VI

CERTAIN RIGHTS OF MORTGAGOR

Section 6.01   Certain Rights of Mortgagor.  Notwithstanding any other provisions of this Security Agreement, including the Granting Clause, but subject to Section 8.01, the following rights shall be reserved to each Mortgagor (as separate and independent rights) to the extent described herein:

(a)        at all times each Mortgagor and the Mortgagee shall each have the right (i) to receive from any Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which they are permitted or required to give or furnish pursuant to any Operative Document and (ii) to retain any rights with respect to insurance maintained for its own account;

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(b)        so long as no Event of Default shall have occurred and be continuing, each Mortgagor shall have the right (A) together with the Mortgagee (consent of both being required except in the case of clause (iii) below) (i) to approve as satisfactory any accountants, inspectors, engineers or counsel to render services for or issue opinions to any Mortgagor pursuant to express provisions of the Lease Operative Documents, (ii) to grant such consents, approvals and waivers as may be requested under the Lease Operative Documents, (iii) subject to Section 5.1(k) of the Credit Agreement, to exercise inspection rights pursuant to any Lease (provided that if a Lease Event of Default shall have occurred and be continuing, any Mortgagor shall be permitted to exercise rights of inspection so long as such inspection does not interfere with Mortgagee’s exercise of its rights) and (iv) to direct the application of any insurance proceeds payable in connection with the relevant Lease and (B) exclusive of the Mortgagee, to agree to any matter relating to Day-to-Day Operations;

(c)        each Mortgagor shall have the non-exclusive right, as lessor, to seek specific performance of the covenants of any Lessee under any Lease relating to the protection, insurance, maintenance, possession and use of any Aircraft, and to maintain separate insurance with respect to such Aircraft (provided that no such insurance impairs or reduces coverage under any insurance required to be maintained by such Lessee under such Lease); and

(d)        at all times each Mortgagor shall have the right, to the exclusion of the Mortgagee, to demand, collect, sue for or receive the payment of Excluded Payments due and payable to it.

Notwithstanding anything to the contrary contained herein (including this Section 6.01), the Mortgagee shall have the right, to the exclusion of the Mortgagors, to (A) subject to Sections 4.03(a) and 4.03(b), declare any Lease to be in default and (B) subject only to the provisions of Section 4.04(a), to exercise the remedies set forth in any Lease (other than in connection with Excluded Payments, any maintenance reserves or supplemental rent payable under a Lease and any security deposit payable under a Lease) at any time that both a Lease Event of Default thereunder and an Event of Default shall have occurred and be continuing.

ARTICLE VII

REPLACEMENT ENGINES

Section 7.01   Replacement Engines.  At any time that an Engine is to be replaced under any Lease, the Mortgagee (upon full compliance by the Lessee under such Lease with the requirements of such Lease and execution and delivery by the Lessor or the Borrower, as the case may be, under such Lease of an instrument in form and substance reasonably satisfactory to Mortgagee subjecting such Replacement Engine to the Lien hereof) shall at the request of any Lessor execute and deliver to such Lessor or Borrower, as the case may be, an appropriate instrument releasing such Engine from the Lien of this Security Agreement; provided however, if any Lease does not provide for the replacement of Engines thereunder, then such Lessor or Borrower, as the case may be, thereunder may, upon 15 days’ prior written notice to the Mortgagee, replace such Engine with a Replacement Engine subjected to the Lien hereof without the Mortgagee’s consent and may request that the Mortgagee execute and deliver to such Lessor or Borrower, as the case may be, an appropriate instrument releasing such Engine from the Lien of this Security Agreement so long as the following conditions are satisfied at the time of replacement:

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(a)          no Event of Default or Lease Event of Default shall have occurred and be continuing;

(b)        such Replacement Engine shall be free and clear of all Liens (other than Lessor Liens arising pursuant to the Loan Operative Documents);

(c)        such Replacement Engine shall be of the same make and model as the Engine being replaced (or an engine of the same manufacturer of a comparable or an improved model and suitable for installation and use on the related Airframe with the other Engine installed thereon) and shall have a value, utility and remaining useful life at least equal to the Engine to be replaced thereby;

(d)        such Lessor or Borrower, as the case may be, shall have all Aircraft Documents required by any applicable Aviation Authority in respect of such Replacement Engine; and

(e)        such Lessor or Borrower, as the case may be, shall (i) execute and deliver a Security Agreement Supplement with respect to such Replacement Engine, (ii) cause such Replacement Engine to be subjected to the Local Law Mortgage (if any) in respect of the Airframe on which such Replacement Engine shall be installed and (iii) if applicable, cause the international interests of this Security Agreement as supplemented by such Security Agreement Supplement and such Local Law Mortgage (if any) to be registered on the International Registry.

ARTICLE VIII

SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY

AGREEMENT AND OTHER DOCUMENTS

Section 8.01   Instructions of Majority; Limitations.

(a)        No Mortgagor shall (i) enter into any written amendments or supplements to any Lease or the other Lease Operative Documents in respect of such Lease or to any Residual Value Guarantee, (ii) permit the subleasing of the Aircraft by the Lessee (beyond that which is expressly permitted by the terms of the Lease) or (iii) deregister or reregister any Aircraft from the register maintained by the Aviation Authority in the State of Registration for such Aircraft, in each case without the prior written consent of the Mortgagee (such consent not to be unreasonably withheld or delayed). Provided that the conditions precedent to the Drawdown Date in respect of the 19003 Aircraft are satisfied or waived in accordance with Section 3.2 of the Credit Agreement, the Mortgagee hereby agrees to consent to that certain sublease of that certain Engine bearing manufacturer’s serial number 194975 dated October 25, 2018 between Air Nostrum Lineas Aereas del Mediterraneo SA, as sublessor, and Mediterranean Aviation Operations Company Limited, as sublessee.

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(b)        The Mortgagee agrees for the benefit of the Secured Parties that it shall not enter into any written amendment, waiver or modification of, supplement or consent to this Security Agreement, any Lease (other than as set forth in Section 7.01 hereof), the Credit Agreement or any other agreement included in the Mortgaged Property, unless such supplement, amendment, waiver, modification or consent is consented to in writing by all or such number of the Secured Parties as is specified in Section 8.02.

Section 8.02   Amendments.  At any time and from time to time, the Mortgagee (but only on the written request of the Required Participants) may enter into such written amendment of or supplement to any Lease or any other Granting Clause Document or any other Operative Document to which it is party, as may be specified in such request; provided that (A) no modification, supplement or waiver shall, unless by an instrument signed by all of the Participants or by the Agent acting with the consent of all of the Participants: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee under the Loan Operative Documents, (iii) reduce the amount of any payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable to the Secured Parties under the Loan Operative Documents, (v) alter the terms of this Section 8.02, (vi) alter the rights or obligations of the Borrowers to prepay any Loan, (vii) modify the definition of the term “Required Participants” or of the term, or modify in any other manner the number or percentage of the Participants required to make any determinations or waive any rights hereunder or to modify any provision hereof , (viii) modify the definitions of “Event of Default”, “Debt Rate”, “Loan Operative Documents”, "Liquidity Breakage", "Swap Breakage Loss" and "LIBOR Breakage", (ix) release any of the Mortgaged Property or Pledged Collateral (other than as expressly provided by the Loan Operative Documents) or (x) modify any Section of Article III of this Security Agreement and (B) no modification of any provision relating to the Swap Counterparty may be made without the prior written consent of the Swap Counterparty.

Section 8.03   Action Upon Instructions.  (a) Upon the written instructions at any time and from time to time of the Required Participants, the Mortgagee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Operative Document or in respect of any part or all of the Mortgaged Property as shall be specified in such instructions and otherwise permitted pursuant to the Operative Documents; (ii) take such action with respect to, or to preserve or protect, the Mortgaged Property (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Security Agreement and the other Operative Documents; and (iii) take such other action in respect of the subject matter of this Security Agreement as is consistent with the terms of this Security Agreement and any Lease and the other Operative Documents.

(a)        If any Event of Default shall have occurred and be continuing, on request of the Required Participants, subject to Section 4.03, the Mortgagee shall exercise such remedies under any Lease as shall be specified in such request.

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(b) Any Participant, with the consent of the Required Participants, may itself, or the Required Participants may direct the Security Trustee to, make the expenditures contemplated by Section 4.05 hereof. No Participant shall otherwise have the right to reimbursement from the Mortgaged Property.

ARTICLE IX

MISCELLANEOUS

Section 9.01   Termination of Security Agreement; Release of Liens .  (a) Upon (or at any time after) payment in full of the Original Amount of and interest on and all other amounts due under all Loan Certificates and provided that (x) no Default or Event of Default shall have occurred and be continuing and (y) there shall then be no other Secured Obligations then due to the Security Trustee, the Participants, the Swap Counterparty and the Mortgagee hereunder or under the Credit Agreement, the Mortgagors shall direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagors an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Security Agreement and releasing the Leases, and other Mortgaged Property from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instrument as aforesaid and give written notice thereof to each Lessee; provided, that this Security Agreement shall earlier terminate and this Security Agreement shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Mortgaged Property and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Mortgaged Property in accordance with the terms hereof. Except as aforesaid otherwise provided, this Security Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

(b)        Upon (or at any time after) payment in full of the principal amount of and interest on and all other amounts due under all Loan Certificates related to a Mortgagor’s Aircraft and provided that no Default or Event of Default shall have occurred and be continuing, a Mortgagor or the Mortgagors (as applicable) may direct the Mortgagee to execute and deliver to or as directed in writing by such Mortgagor an appropriate instrument releasing such Aircraft and the Engines associated therewith from the Lien of this Security Agreement and releasing the relevant Lease or Leases (as applicable) in respect of such Aircraft, and other Mortgaged Property, to the extent related to such Aircraft, from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instrument as aforesaid and give written notice thereof to the relevant Lessee.

Section 9.02   No Legal Title to Mortgaged Property in Participants.  No holder of a Loan Certificate shall have legal title to any part of the Mortgaged Property. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any Security Trustee in and to the Mortgaged Property or hereunder shall operate to terminate this Security Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Mortgaged Property.

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Section 9.03   Sale of Aircraft by Mortgagee Is Binding.  Any sale or other conveyance of the Mortgaged Property, or any part thereof (including, without limitation, any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Security Agreement and the other Operative Documents shall bind the Participants and shall be effective to transfer or convey all right, title and interest of the Mortgagee, each Mortgagor and such holders in and to such Mortgaged Property or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

Section 9.04   Security Agreement for Benefit of Mortgagors, Mortgagee and Holders of Loan Certificates.  Except as expressly provided in Section 9.05 hereof, nothing in this Security Agreement, whether express or implied, shall be construed to give any person other than the Mortgagors, the Mortgagee, the Swap Counterparty and the Participants, any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

Section 9.05   No Action Contrary to Lessee’s Rights Under any Lease.  Notwithstanding any of the provisions of this Security Agreement to the contrary, and so long as no Lease Event of Default shall have occurred and be continuing under any Lease or unless compelled to do so by any applicable law, neither the Mortgagee nor any Mortgagor will take any action contrary to any Lessee’s rights under any Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft subject to such Lease. Each of the Mortgagors and the Mortgagee agree that each Lessee is an intended third party beneficiary of this Section 9.05.

Section 9.06   Notices; Payments.

(a)        Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Security Agreement to be made, given, furnished or filed shall be in writing, and delivered as specified in Section 7.1 of the Credit Agreement.

(b)        All payments to be made under this Security Agreement shall be at the accounts of the Mortgagee or the Borrowers as set forth in Schedule I to the Credit Agreement.

Section 9.07   Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.08   No Oral Modification or Continuing Waivers.  No term or provision of this Security Agreement or the Loan Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

Section 9.09   Successors and Assigns .  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Security Trustee shall bind the successors and assigns of such Security Trustee.

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Section 9.10   Headings.  The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11   Governing Law; Counterpart Form.  THIS SECURITY AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5 -1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Security Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.12   Concerning Prospective International Interests.  To the extent a prospective international interest or a prospective assignment of associated rights, if any, is created or vested as contemplated hereby, the parties hereto agree that such prospective international interest or prospective assignment of associated rights, if any, will become an international interest or an assignment of associated rights, as the case may be, upon the execution and delivery by all parties of this Security Agreement and the Security Agreement Supplement.

Section 9.13   Contractual Bail-In.  Section 7.15 of the Credit Agreement is hereby incorporated by reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers or attorneys in fact thereof duly authorized as of the day and year first above written.

WILMINGTON TRUST COMPANY, as
Security Trustee,
as Mortgagee

By:	/s/ Robert P. Hines Jr.
Name:	Robert P. Hines Jr.
Title:	Vice President

[Security Agreement]

ACY SN 19002 LIMITED, as a Mortgagor

By:	/s/ Barry Mills
Name:	Barry Mills
Title:	Director

ACY SN 19003 LIMITED, as a Mortgagor

By:	/s/ Barry Mills
Name:	Barry Mills
Title:	Director

[Security Agreement]

ACY E-175 LLC, as a Mortgagor

By: AeroCentury Corp., its Manager

By:	/s/ Toni M. Perazzo
Name:	Toni Perazzo
Title:	SVP Finance

ACY SN 15129 LLC, as a Mortgagor

By: AeroCentury Corp., its Manager

By:	/s/ Toni M. Perazzo
Name:	Toni Perazzo
Title:	SVP Finance

[Security Agreement]

EXHIBIT A

SECURITY AGREEMENT SUPPLEMENT AND JOINDER AGREEMENT (MSN [_____]), dated ________, _____ (herein called the “Security Agreement Supplement”) of [_______] (the “Mortgagor”), to WILMINGTON TRUST COMPANY, as Security Trustee, as Mortgagee under the Security Agreement referred to below (“Mortgagee”).

WHEREAS, the Security Agreement, dated as of February __, 2019 (the “Security Agreement”; capitalized terms used herein without definition shall have the meanings specified therein), between, inter alios, the Mortgagor and the Mortgagee, provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee.

NOW, THEREFORE, this Security Agreement Supplement Witnesseth, that to secure (i) the prompt payment of the principal, Liquidity Breakage, LIBOR Breakage, Swap Breakage Loss, interest on, and all other amounts due with respect to, all Loan Certificates from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Mortgagor of all the agreements, covenants and provisions contained herein and in the Credit Agreement, the Loan Certificates and the other Loan Operative Documents, for the benefit of the Security Trustee, the Agent, the Swap Counterparty and the Participants and the prompt payment of all amounts from time to time owing under the Credit Agreement and the other Loan Operative Documents to the Security Trustee, the Agent, the Swap Counterparty and the Participants by the Mortgagor, and (ii) each of the Swap Obligations, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, the acceptance of the Loan Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Mortgagor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Participants and the Swap Counterparty, a security interest in and mortgage lien on all right, title and interest of the Mortgagor in, to and under the following described property:

AIRFRAME

One Airframe Identified as follows:

		Registration	Manufacturer’s
Manufacturer	Model	Mark	Serial Number

together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to or removed from said aircraft.

Exhibit A

[Security Agreement]

AIRCRAFT ENGINES

Two aircraft engines, each of which engines having at least 1750 lbs. of thrust or its equivalent of such horsepower, identified as follows:

Manufacturer’s
Manufacturer	Model	Serial Number

together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to or removed from such engines.

For purposes of the International Registry, manufacturer and model references for (i) the Airframe shall be “[______]” and “[______]”, respectively, and (ii) each Engine shall be “[______]” and “[______]”, respectively, which constitute the airframe manufacturer’s and the engine manufacturer’s name and respective generic model designations for such Airframe and Engines (as required by the International Registry regulations).

Together with all Aircraft Documents maintained in respect of the Aircraft.

As further security for the obligations referred to above and secured by the Security Agreement and hereby, the Mortgagor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Participants, all of the right, title and interest of the Mortgagor in, to and under the Lease, the Lease Operative Documents and any Residual Value Guarantee, if applicable, with respect to the Aircraft (as more particularly described in Annex A hereto).

Notwithstanding any provision hereof, no Excluded Payments and no maintenance reserves, security deposits or supplemental rent payable under a Lease shall constitute security for any of the aforementioned obligations.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Security Trustee and the Participants, without any preference, distinction or priority of any one Loan Certificate over any other Loan Certificate by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in each case subject to the terms and provisions set forth in the Security Agreement.

[The location of the Mortgagor for purposes of Article 9 of the New York Uniform Commercial Code is [________]].

This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part of the Security Agreement and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Exhibit A

[Security Agreement]

This Security Agreement Supplement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. This Security Agreement Supplement is being delivered in the State of New York.

AND, FURTHER, the Mortgagor hereby acknowledges that the Aircraft referred to in this Security Agreement Supplement is included in the property of the Mortgagor covered by all the terms and conditions of the Security Agreement.

AND, FURTHER, the Mortgagor hereby becomes a party to the Security Agreement, and shall be, for all purposes, a “Mortgagor” thereunder as if it were an original party thereto. The Mortgagor hereby (i) represents that the representations and warranties set forth in Section 4.1 of the Credit Agreement are true and correct with respect to it as though made on the date of this Security Agreement Supplement, except to the extent that such representations and warranties relate to a date prior to this Security Agreement Supplement and (ii) agrees to perform the covenants set forth in Section 5.1 of the Credit Agreement, in each case as if Sections 4.1 and 5.1 of the Credit Agreement were incorporated in this Security Agreement Supplement mutatis mutandis.

AND, FURTHER, the Mortgagor hereby acknowledges and accepts, and shall be bound by the provisions set forth in Section 7.15 of the Credit Agreement as if Section 7.15 were incorporated in this Security Agreement Supplement.

*      *      *

Exhibit A

[Security Agreement]

IN WITNESS WHEREOF , the Mortgagor has caused this Security Agreement Supplement and Joinder Agreement (MSN [_____]) to be duly executed by one of its officers or attorneys in fact thereunto duly authorized, on the day and year first above written.

[_______], as Mortgagor

By:
Name:
Title:

Exhibit A

[Security Agreement]

ANNEX A

Lease:

Lease Expiration Date:

Lessee:

Lease Operative Documents:

Lessee Parties:

Exhibit A

[Security Agreement]

EXHIBIT B

THIS LOAN CERTIFICATE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS LOAN CERTIFICATE MAY NOT BE SOLD, UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

[________________], AS BORROWER

LOAN CERTIFICATE

ISSUED IN CONNECTION WITH THE
[________] MODEL [________] AIRCRAFT BEARING
[________] REGISTRATION MARK [________]
AND MANUFACTURER’S SERIAL NUMBER [________]

No. __	Date: _______ __, 20__

$________

[______________] (herein called the “Borrower”), hereby promises to pay to _______________, or the registered assignee thereof, the principal sum of $__________ (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at the Debt Rate (calculated on the basis of a year of 360 days and actual number of days elapsed). The Original Amount of this Loan Certificate shall be payable in monthly installments on the dates and in the corresponding amounts set forth in Annex A hereto. Accrued but unpaid interest shall be due and payable on each Payment Date in the amounts set forth in Annex A hereto. Notwithstanding the foregoing, the final payment due on the Maturity Date shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Loan Certificate. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Loan Certificate becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the immediately succeeding Business Day; provided that, if such succeeding Business Day would fall in the next calendar month, then such payment shall be made on the immediately preceding Business Day.

For purposes hereof, the term “Security Agreement” means the Security Agreement, dated as of February __, 2019, between, inter alios , the Borrower and Wilmington Trust Company, as Security Trustee (the “Mortgagee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Loan Certificate and not defined herein shall have the respective meanings assigned in the Security Agreement.

This Loan Certificate shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) on any overdue portion of the Original Amount, and (to the extent permitted by applicable law) on overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

EXHIBIT B

[Security Agreement]

The Mortgagee shall maintain a Register for the purpose of registering transfers and exchanges of Loan Certificates or at the office of any successor in the manner provided in Section 2.07 of the Security Agreement.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Mortgagee’s Office, or as otherwise provided in the Security Agreement. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Loan Certificate.

The holder hereof, by its acceptance of this Loan Certificate, agrees that each payment received by it hereunder shall be applied as provided in Section 2.05 of the Security Agreement.

This Loan Certificate is one of the Loan Certificates referred to in the Security Agreement which have been or are to be issued by the Borrower pursuant to the terms of the Security Agreement. The Mortgaged Property is held by the Mortgagee as security, in part, for the Loan Certificates. The provisions of this Loan Certificate are subject to the Security Agreement. Reference is hereby made to the Security Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Loan Certificate and the rights and obligations of the holders of, and the nature and extent of the security for, any other Loan Certificates executed and delivered under the Security Agreement, and to all of which terms and conditions in the Security Agreement each holder hereof agrees by its acceptance of this Loan Certificate.

As provided in the Security Agreement and subject to certain limitations therein set forth, this Loan Certificate is exchangeable for a like aggregate Original Amount of Loan Certificates of different authorized denominations, as requested by the holder surrendering the same; provided that in connection with any such exchange, the Security Trustee shall indicate on the new Loan Certificate the Payment Date through which payments on the Original Amounts have been made.

Prior to due presentment for registration of transfer of this Loan Certificate, the Borrower and the Mortgagee shall treat the person in whose name this Loan Certificate is registered as the owner hereof for all purposes, whether or not this Loan Certificate be overdue, and none of the Borrower or the Mortgagee shall be affected by notice to the contrary.

This Loan Certificate is subject to prepayment as provided in Sections 2.10 and 2.11 of the Security Agreement but not otherwise and to acceleration by the Mortgagee as provided in Section 4.04 of the Security Agreement.

The holder hereof, by its acceptance of this Loan Certificate, agrees to be bound by the terms of the Security Agreement and the Credit Agreement.

THIS LOAN CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

*      *      *

EXHIBIT B

[Security Agreement]

ANNEX A

TO

LOAN CERTIFICATE

Payment Date	Original Amount To Be Paid

EXHIBIT B